Exhibit 10.4


Standard Form of Agreement Between Owner and Construction Manager where the Construction Manager is also the Constructor

AIA Document A121/CMc and AGC Document 565 - Electronic Format


AGREEMENT

made as of the 10th
day of February
in the year of 1997

(In words, indicate day, month and year)

BETWEEN

the Owner:
(Name and address)         Colonial Downs, L.P., a Virginia limited partnership
                           3610 N. Courthouse Road
                           Post Office Box 456
                           Providence Forge, VA 23140


and the Construction Manager:       Norglass, Inc.
(Name and address)                  Post Office Box 173
                                    New Kent, Virginia 23124

THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES; CONSULTATION WITH AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION. AUTHENTICATION OF THIS ELECTRONICALLY DRAFTED AIA DOCUMENT MAY BE MADE BY USING AIA DOCUMENT D401.

The 1987 Edition of AIA Document A201, General Conditions of the Contract for Construction, is referred to herein. This Agreement requires modification if other general conditions are utilized.

Portions of this document are derived from AIA Document A111, Standard Form of Agreement Between the Owner and Contractor where the Basis of Payment is the Cost of the Work Plus a Fee, copyright 1920. 1925. 1951. 1958. 1961. 1963. 1967.
1974. 1978. copyright 1987 by The American Institute of Architects; other portions are derived from AGC Document Document 500. Copyright 1980 by The Associated General Contractors of American. Material in this document differing from that found in AIA Document A111 and AGC Document 500 is copyrighted 1991 by The American Institute of Architects and The Associated General Contractors of America. Reproduction of the material herein or substantial quotation of its provisions without written permission of AIA and AGC violates the copyright laws of the United States and will subject the violator to legal prosecution.


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The Project is:  Colonial Downs horse racetrack in New Kent County, Virginia
(Name, address and brief description)


The Architect is: See Section II.D.1 of the attached Contract Amendment #1. (Name and address)


The Owner and Construction Manager agree as set forth below.

    See Contract Amendment #1 attached hereto and made a part hereof. In the event of any conflict between the agreement and the Amendment, the Amendment shall be controlling.















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                                TABLE OF CONTENTS

ARTICLE 1 GENERAL PROVISIONS

1.1 Relationship of Parties

1.2 General Conditions

ARTICLE 2 CONSTRUCTION MANAGER'S RESPONSIBILITIES

2.1 Preconstruction Phase

2.2 Guaranteed Maximum Price Proposal and Contract Time

2.3 Construction Phase

2.4 Professional Services

2.5 Unsafe Materials

ARTICLE 3 OWNER'S RESPONSIBILITIES

3.1 Information and Services

3.2 Owner's Designated Representative

3.3 Architect

3.4 Legal Requirements

ARTICLE 4 COMPENSATION AND PAYMENTS FOR PRECONSTRUCTION PHASE SERVICES

4.1 Compensation

4.2 Payments

ARTICLE 5 COMPENSATION FOR CONSTRUCTION PHASE SERVICES

5.1 Compensation

5.2 Guaranteed Maximum Price

5.3 Changes in the Work






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ARTICLE 6 COST OF THE WORK FOR CONSTRUCTION PHASE

6.1 Costs To Be Reimbursed

6.2 Costs Not To Be Reimbursed

6.3 Discounts, Rebates and Refunds

6.4 Accounting Records

ARTICLE 7 CONSTRUCTION PHASE

7.1 Progress Payments

7.2 Final Payment

ARTICLE 8 INSURANCE AND BONDS

8.1 Insurance Required of the Construction Manager

8.2 Insurance Required of the Owner

8.3 Performance Bond and Payment Bond


ARTICLE 9 MISCELLANEOUS PROVISIONS

9.1 Dispute Resolution for the Preconstruction Phase

9.2 Dispute Resolution for the Construction Phase

9.3 Other Provisions

ARTICLE 10 TERMINATION OR SUSPENSION

10.1 Termination Prior to Establishing Guaranteed Maximum Price

10.2 Termination Subsequent to Establishing Guaranteed Maximum Price

10.3 Suspension


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ARTICLE 11 OTHER CONDITIONS AND SERVICES

Attachments: AMENDMENT NO. 1 to Agreement Between Owner and Construction Manager

         Exhibit A   List of Drawings and Specifications

         Exhibit B   Budget

         Exhibit C   Schedule











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            STANDARD FORM OF AGREEMENT BETWEEN OWNER AND CONSTRUCTION
         MANAGER WHERE THE CONSTRUCTION MANAGER IS ALSO THE CONSTRUCTOR


                                    ARTICLE 1
                               GENERAL PROVISIONS

1.1 RELATIONSHIP OF PARTIES

The Construction Manager accepts the relationship of trust and confidence established with the Owner by this Agreement, and covenants with the Owner to furnish the Construction Manager's reasonable skill and judgment and to cooperate with the Architect in furthering the interests of the Owner. The Construction Manager shall furnish construction administration and management services and use the Construction Manager's best efforts to perform the Project in an expeditious and economical manner consistent with the interests of the Owner. The Owner shall endeavor to promote harmony and cooperation among the Owner, Architect, Construction Manager and other persons or entities employed by the Owner for the Project.

1.2 GENERAL CONDITIONS

For the Construction Phase, the General Conditions of the Contract shall be the 1987 Edition of AIA Document A201. General Conditions of the Contract for Construction, which is incorporated herein by reference. For the Preconstruction Phase, or in the event that the Preconstruction and Construction Phases proceed concurrently, AIA Document A201 shall apply to the Preconstruction Phase only as specifically provided in this Agreement. The term "Contractor" as used in AIA Document A201 shall mean the Construction Manager.


                                    ARTICLE 2
                     CONSTRUCTION MANAGER'S RESPONSIBILITIES

The Construction Manager shall perform the services described in this Article. The services to be provided under Paragraphs 2.1 and 2.2 constitute the Preconstruction Phase services. If the Owner and Construction Manager agree, after consultation with the Architect, the Construction Phase may commence before the Preconstruction Phase is completed, in which case both phases shall proceed concurrently.

2.1 PRECONSTRUCTION PHASE

2.1.1 PRELIMINARY EVALUATION

The Construction Manager shall provide a preliminary evaluation of the Owner's program and Project budget requirements, each in terms of the other.


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2.1.2 CONSULTATION

The Construction Manager with the Architect shall jointly schedule and attend regular meetings with the Owner and Architect. The Construction Manager shall consult with the Owner and Architect regarding site use and improvements, and the selection of materials, building systems and equipment. The Construction Manager shall provide recommendations on construction feasibility; actions designed to minimize adverse effects of labor or material shortages; time requirements for procurement, installation and construction completion: and factors related to construction cost including estimates of alternative designs or materials, preliminary budgets and possible economies.

2.1.3 PRELIMINARY PROJECT SCHEDULE

When Project requirements described in Subparagraph 3.l.l have been sufficiently identified, the Construction Manager shall prepare, and periodically update, a preliminary Project schedule for the Architect's review and the Owner's approval. The Construction Manager shall obtain the Architect's approval of the portion of the preliminary Project schedule relating to the performance of the Architect's services. The Construction Manager shall coordinate and integrate the preliminary Project schedule with the services and activities of the Owner, Architect and Construction Manager. As design proceeds, the preliminary Project schedule shall be updated to indicate proposed activity sequences and durations, milestone dates for receipt and approval of pertinent information, submittal of a Guaranteed Maximum Price proposal, preparation and processing of shop drawings and samples, delivery of materials or equipment requiring long-lead time procurement. Owner's occupancy requirements showing portions of the Project having occupancy priority, and proposed date of Substantial Completion. If preliminary Project schedule updates indicate that previously approved schedules may not be met, the Construction Manager shall make appropriate recommendations to the Owner and Architect.

2.1.4 PHASED CONSTRUCTION

The Construction Manager shall make recommendations to the Owner and Architect regarding the phased issuance of Drawings and Specifications to facilitate phased construction of the Work, if such phased construction is appropriate for the Project, taking into consideration such factors as economies, time of performance, availability of labor and materials and provisions for temporary facilities.

2.1.5 PRELIMINARY COST ESTIMATES

2.1.5.1 When the Owner has sufficiently identified the Project requirements and the Architect has prepared other basic design criteria, the Construction Manager shall prepare, for the review of the Architect and approval of the Owner, a preliminary cost estimate utilizing area, volume or similar conceptual estimating techniques.

2.1.5.2 When Schematic Design Documents have been prepared by the Architect and approved by the Owner, the Construction Manager shall prepare for the review of the Architect and approval of the Owner, a more detailed estimate with supporting data. During the preparation of the Design Development Documents, the Construction Manager shall update and refine this estimate at appropriate intervals agreed to by the Owner, Architect and Construction Manager.

2.1.5.3 When Design Development Documents have been prepared by the Architect and approved by the Owner, the Construction Manager shall prepare a detailed estimate with supporting data for review by the Architect and approval by the Owner. During the preparation of the Construction Documents, the Construction Manager shall update and refine this estimate at appropriate intervals agreed to by the Owner, Architect and Construction Manager.


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2.1.5.4 If any estimate submitted to the Owner exceeds previously approved estimates or the Owner's budget, the Construction Manager shall make appropriate recommendations to the Owner and Architect.

2.1.6 SUBCONTRACTORS AND SUPPLIERS

The Construction Manager shall seek to develop subcontractor interest in the Project and shall furnish to the Owner and Architect for their information a list of possible subcontractors, including suppliers who are to furnish materials or equipment fabricated to a special design, from whom proposals will be requested for each principal portion of the Work. The Architect will promptly reply in writing to the Construction Manager if the Architect or Owner know of any objection to such subcontractor or supplier. The receipt of such list shall not require the Owner or Architect to investigate the qualifications of proposed subcontractors or suppliers, nor shall it waive the right of the Owner or Architect later to object to or reject any proposed subcontractor or supplier.

2.1.7 LONG-LEAD TIME ITEMS

The Construction Manager shall recommend to the Owner and Architect a schedule for procurement of long-lead time items which will constitute part of the Work as required to meet the Project schedule. If such long-lead time items are procured by the Owner, they shall be procured on terms and conditions acceptable to the Construction Manager. Upon the Owner's acceptance of the Construction Manager's Guaranteed Maximum Price proposal, all contracts for such items shall be assigned by the Owner to the Construction Manager, who shall accept responsibility for such items as if procured by the Construction Manager. The Construction Manager shall expedite the delivery of long-lead time items.

2.1.8 EXTENT OF RESPONSIBILITY

The Construction Manager does not warrant or guarantee estimates and schedules except as may be included as part of the Guaranteed Maximum Price. The recommendations and advice of the Construction Manager concerning design alternatives shall be subject to the review and approval of the Owner and the Owner's professional consultants. It is not the Construction Manager's responsibility to ascertain that the Drawings and Specifications are in accordance with applicable laws, statutes, ordinances, building codes, rules and regulations. However, if the Construction Manager recognizes that portions of the Drawings and Specifications are at variance therewith, the Construction Manager shall promptly notify the Architect and Owner in writing.

2.1.9 EQUAL EMPLOYMENT OPPORTUNITY AND AFFIRMATIVE ACTION

The Construction Manager shall comply with applicable laws, regulations and special requirements of the Contract Documents regarding equal employment opportunity and affirmative action programs.

2.2 GUARANTEED MAXIMUM PRICE PROPOSAL AND CONTRACT TIME

2.2.1 When the Drawings and Specifications are sufficiently complete, the Construction Manager shall propose a Guaranteed Maximum Price, which shall be the sum of the estimated Cost of the Work and the Construction Manager's Fee.

2.2.2 As the Drawings and Specifications may not be finished at the time the Guaranteed Maximum Price proposal is prepared, the Construction Manager shall provide in the Guaranteed Maximum Price for further development of the Drawings and Specifications by the Architect that is consistent with the Contract Documents and reasonably inferable therefrom. Such further development does not include such things as changes in scope, systems, kinds and quality of materials, finishes or equipment, all of which, if required, shall be incorporated by Change Order.

2.2.3 The estimated Cost of the Work shall include the Construction Manager's contingency, a sum established by the Construction Manager for the Construction Manager's exclusive use to cover costs arising under Subparagraph 2.2.2 and other costs which are properly reimbursable as Cost of the Work but not the basis for a Change Order.

2.2.4 BASIS OF GUARANTEED MAXIMUM PR1CE

The Construction Manager shall include with the Guaranteed Maximum Price proposal a written statement of its basis, which shall include:

 .1 A list of the Drawings and Specifications, including all addenda thereto and the Conditions of the Contract, which were used in preparation of the Guaranteed Maximum Price proposal.

 .2 A list of allowances and a statement of their basis.

 .3 A list of the clarifications and assumptions made by the Construction Manager in the preparation of the Guaranteed Maximum Price proposal to supplement the information contained in the Drawings and Specifications.

 .4 The proposed Guaranteed Maximum Price, including a statement of the estimated cost organized by trade categories, allowances, contingency, and other items and the fee that comprise the Guaranteed Maximum Price.

 .5 The Date of Substantial Completion upon which the proposed Guaranteed Maximum Price is based, and a schedule of the Construction Documents issuance dates upon which the date of Substantial Completion is based.

2.2.5 The Construction Manager shall meet with the Owner and Architect to review the Guaranteed Maximum Price proposal and the written statement of its basis. In the event that the Owner or Architect discovers any inconsistencies or inaccuracies in the information presented, they shall promptly notify the Construction Manager, who shall make appropriate adjustments to the Guaranteed Maximum Price proposal, its basis or both.

2.2.6 Unless the Owner accepts the Guaranteed Maximum Price proposal in writing on or before the date specified in the proposal for such acceptance and so notifies the Construction Manager, the Guaranteed Maximum Price proposal shall not be effective without written acceptance by the Construction Manager.

2.2.7 Prior to the Owner's acceptance of the Construction Manager's Guaranteed Maximum Price proposal and issuance of a Notice to Proceed, the Construction Manager shall not incur any cost to be reimbursed as part of the Cost of the Work, except as the Owner may specifically authorize in writing.

2.2.8 Upon acceptance by the Owner of the Guaranteed Maximum Price proposal, the Guaranteed Maximum Price and its basis shall be set forth in Amendment No. l. The Guaranteed Maximum Price shall be subject to additions and deductions by a change in the Work as provided in the Contract Documents and the date of Substantial Completion shall be subject to adjustment as provided in the Contract Documents.

2.2.9 The Owner shall authorize and cause the Architect to revise the Drawings and Specifications to the extent necessary to reflect the agreed-upon assumptions and clarifications contained in Amendment No. 1. Such revised Drawings and Specifications shall be furnished to the Construction Manager in accordance with schedules agreed to by the Owner, Architect and Construction Manager. The Construction Manager shall promptly notify the Architect and Owner if such revised Drawings and Specifications are inconsistent with the agreed-upon assumptions and clarifications.

2.2.10 The Guaranteed Maximum Price shall include in the Cost of the Work only those taxes which are enacted at the time the Guaranteed Maximum Price is established.

2.3 CONSTRUCTION PHASE

2.3.1 GENERAL

2.3.1.1 The Construction Phase shall commence on the earlier of:

(1) the Owner's acceptance of the Construction Manager's Guaranteed Maximum Price proposal and issuance of a Notice to Proceed, or

(2) the Owner's first authorization to the Construction Manager to:

(a) award a subcontract, or

(b) undertake construction Work with the Construction Manager's own forces, or

(c) issue a purchase order for materials or equipment required for the Work.

2.3.2 ADMINISTRATION

2.3.2.1 Those portions of the Work that the Construction Manager does not customarily perform with the Construction Manager's own personnel shall be performed under subcontracts or by other appropriate agreements with the Construction Manager. The Construction Manager shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated to a special design for the Work from the list previously reviewed and, after analyzing such bids, shall deliver such bids to the Owner and Architect. The Owner shall then determine, with the advice of the Construction Manager and subject to the reasonable objection of the Architect, which bids will be accepted. The Owner may designate specific persons or entities from whom the Construction Manager shall obtain bids; however, if the Guaranteed Maximum Price has been established, the Owner may not prohibit the Construction Manager from obtaining bids from other qualified bidders. The Construction Manager shall not be required to contract with anyone to whom the Construction Manager has reasonable objection.

2.3.2.2 If the Guaranteed Maximum Price has been established and a specific bidder among those whose bids are delivered by the Construction Manager to the Owner and Architect (1) is recommended to the Owner by the Construction Manager;
(2) is qualified to perform that portion of the Work; (3) has submitted a bid which conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted, then the Construction Manager may require that a change in the Work be issued to adjust the Contract Time and the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Construction Manager and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

2.3.2.3 Subcontracts and agreements with suppliers furnishing materials or equipment fabricated to a special design shall conform to the payment provisions of Subparagraphs 7.1.8 and 7.1.9 and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner.

2.3.2.4 The Construction Manager shall schedule and conduct meetings at which the Owner, Architect, Construction Manager and appropriate Subcontractors can discuss the status of the Work. The Construction Manager shall prepare and promptly distribute meeting minutes.


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2.3.2.5 Promptly after the Owner's acceptance of the Guaranteed Maximum Price proposal, the Construction Manager shall prepare a schedule in accordance with Paragraph 3.10 of AIA Document A201, including the Owner's occupancy requirements.

2.3.2.6 The Construction Manager shall provide monthly written reports to the Owner and Architect on the progress of the entire Work. The Construction Manager shall maintain a daily log containing a record of weather. Subcontractors working on the site, number of workers, Work accomplished, problems encountered and other similar relevant data as the Owner may reasonably require. The log shall be available to the Owner and Architect.

2.3.2.7 The Construction Manager shall develop a system of cost control for the Work, including regular monitoring of actual costs for activities in progress and estimates for uncompleted tasks and proposed changes. The Construction Manager shall identify variances between actual and estimated costs and report the variances to the Owner and Architect at regular intervals.

2.4 PROFESSIONAL SERVICES

The Construction Manager shall not be required to provide professional services which constitute the practice of architecture or engineering, unless such services are specifically required by the Contract Documents for a portion of the Work or unless the Construction Manager has specifically agreed in writing to provide such services. In such event, the Construction Manager shall cause such services to be performed by appropriately licensed professionals.

2.5 UNSAFE MATERIALS

In addition to the provisions of Paragraph 10.1 in AIA Document A201, if reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from a material or substance encountered but not created on the site by the Construction Manager, the Construction Manager shall, upon recognizing the condition, immediately stop Work in the affected area and report the condition to the Owner and Architect in writing. The Owner, Construction Manager and Architect shall then proceed in the same manner described in Subparagraph 10.1.2 of AIA Document A201. The owner shall be responsible for obtaining the services of a licensed laboratory to verify the presence or absence of the material or substance reported by the Construction Manager and, in the event such material or substance is found to be present, to verify that it has been rendered harmless. Unless otherwise required by the Contract Documents, the Owner shall furnish in writing to the Construction Manager and Architect the names and qualifications of persons or entities who are to perform tests verifying the presence or absence of such material or substance or who are to perform the task of removal or safe containment of such material or substance. The Construction Manager and Architect will promptly reply to the Owner in writing stating whether or not either has reasonable objection to the persons or entities proposed by the Owner. If either the Construction Manager or Architect has an objection to a person or entity proposed by the Owner, the Owner shall propose another to whom the Construction Manager and Architect have no reasonable objection.

                                    ARTICLE 3
                            OWNER'S RESPONSIBILITIES

3.1 INFORMATION AND SERVICES

3.1.1 The Owner shall provide full information in a timely manner regarding the requirements of the Project, including a program which sets forth the Owner's objectives, constraints and criteria, including space requirements and relationships, flexibility and expandability requirements, special equipment and systems, and site requirements.

3.1.2 The Owner, upon written request from the Construction Manager, shall furnish evidence of Project financing prior to the start of the Construction Phase and from time to time thereafter as the Construction Manager may request. Furnishing of such evidence shall be a condition precedent to commencement or continuation of the Work.

3.1.3 The Owner shall establish and update an overall budget for the Project, based on consultation with the Construction Manager and Architect, which shall include contingencies for changes in the Work and other costs which are the responsibility of the Owner.

3.1.4 STRUCTURAL AND ENVIRONMENTAL TESTS, SURVEYS AND REPORTS

In the Preconstruction Phase, the Owner shall furnish the following with reasonable promptness and at the Owner's expense, and the Construction Manager shall be entitled to rely upon the accuracy of any such information, reports, surveys, drawings and tests described in Clauses 3.1.4.1 through 3.1.4.4, except to the extent that the Construction Manager knows of any inaccuracy:

3.1.4.1 Reports, surveys, drawings and tests concerning the conditions of the site which are required by law.

3.1.4.2 Surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a written legal description of the site. The surveys and legal information shall include, as applicable, grades and lines of streets, alleys, pavements and adjoining property and structures; adjacent drainage, rights-of-way, restrictions, easements, encroachments, zoning, deed restrictions, boundaries and contours of the site: locations, dimensions and necessary data pertaining to existing buildings, other improvements and trees; and information concerning available utility services and lines, both public and private, above and below grade, including inverts and depths. All information on the survey shall be referenced to a project benchmark.

3.1.4.3 The services of geotechnical engineers when such services are requested by the Construction Manager. Such services may include but are not limited to test borings, test pits, determinations of soil bearing values, percolation tests, evaluations of hazardous materials, ground corrosion and resistivity tests, including necessary operations for anticipating subsoil conditions, with reports and appropriate professional recommendations.

3.1.4.4 Structural, mechanical, chemical, air and water pollution tests, tests for hazardous materials, and other laboratory and environmental tests, inspections and reports which are required by law.

3.1.4.5 The services of other consultants when such services are reasonable required by the scope of the Project and are requested by the Construction Manager.

3.2 OWNER'S REPRESENTATIVE DESIGNATED

The Owner shall designate in writing a representative who shall have express authority to bind the Owner with respect to all matters requiring the Owner's approval or authorization. This representative shall have the authority to make decisions on behalf of the Owner concerning estimates and schedules, construction budgets, and changes in the Work, and shall render such decisions promptly and furnish information expeditiously, so as to avoid unreasonable delay in the services or Work of the Construction Manager.

3.3 ARCHITECT

The Owner shall retain an Architect to provide the Basic Services, including normal structural, mechanical and electrical engineering services, other than cost estimating services, described in the edition of AIA Document B141 current as of the date of this Agreement. The Owner shall authorize and cause the Architect to provide those Additional Services described in AIA Document B141 requested by the Construction Manager which must necessarily be provided by the Architect for the Preconstruction and Construction Phases of the Work. Such services shall be provided in accordance with time schedules agreed to by the Owner, Architect and Construction Manager. Upon request of the Construction Manager, the Owner shall furnish to the Construction Manager a copy of the Owner's Agreement with the Architect, from which compensation provisions may be deleted.

3.4 LEGAL REQUIREMENTS

The Owner shall determine and advise the Architect and Construction Manager of any special legal requirements relating specifically to the Project which differ from those generally applicable to construction in the jurisdiction of the Project. The Owner shall furnish such legal services as are necessary to provide the information and services required under Paragraph 3.1.


                                    ARTICLE 4
          COMPENSATION AND PAYMENTS FOR PRECONSTRUCTION PHASE SERVICES

The Owner shall compensate and make payments to the Construction Manager for Preconstruction Phase services as follows:

4.1 COMPENSATION

4.1.1 For the services described in Paragraphs 2.1 and 2.2 the Construction Manager's compensation shall be calculated as follows: (State basis of compensation, whether a stipulated sum, multiple of Direct Personnel Expense, actual cost, etc. Include a statement of reimbursable cost items as applicable.)

Included in Article 5

4.1.2 Compensation for Preconstruction Phase services shall be equitably adjusted if such services extend beyond from the date of this Agreement or if the originally contemplated scope of services is significantly modified.

Included in Article 5

4.1.3 If compensation is based on a multiple of Direct Personnel Expense, Direct Personnel Expense is defined as the direct salaries of the Construction Manager's personnel engaged in the Project and the portion of the cost of their mandatory and customary contributions and benefits related thereto, such as employment taxes and other statutory employee benefits, insurance, sick leave, holidays, vacations, pensions and similar contributions and benefits.


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4.2 PAYMENTS

4.2.1 Payments shall be made monthly following presentation of the Construction Manager's invoice and, where applicable, shall be in proportion to services performed.

4.2.2 Payments are due and payable thirty (30) days from the date the Construction Manager's invoice is received by the Owner. Amounts unpaid after the date on which payment is due shall bear interest at the rate entered below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located. (Insert rate of interest agree upon.) prime plus 2%

(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Construction Manager's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)


                                    ARTICLE 5
                  COMPENSATION FOR CONSTRUCTION PHASE SERVICES

The Owner shall compensate the Construction Manager for Construction Phase services as follows:

5.1 COMPENSATION

5.1.1 For the Construction Manager's performance of the Work as described in Paragraph 2.3, the Owner shall pay the Construction Manager in current funds the Contract Sum consisting of the Cost of the Work as defined in Article 7 and the Construction Manager's Fee determined as follows: $2,000,000. (State a lump sum, percentage of actual Cost of the Work or other provision for determining the Construction Manager's Fee, and explain how the Construction Manager's Fee is to be adjusted for changes in the Work.)

5.2 GUARANTEED MAXIMUM PRICE

5.2.1 The sum of the Cost of the Work and the Construction Manager's Fee are guaranteed by the Construction Manager not to exceed the amount provided in Amendment No. 1, subject to additions and deductions by changes in the Work as provided in the Contract Documents. Such maximum sum as adjusted by approved changes in the Work is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which such fee is to be paid as outlined in Section II.D.4 would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Construction Manager without reimbursement by the Owner. (Insert specific provisions if the Construction Manager is to participate in any savings.)

5.3 CHANGES IN THE WORK

5.3.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work subsequent to the execution of Amendment No. 1 may be determined by any of the methods listed in Subparagraph 7.3.3 of AIA Document A201.

5.3.2 In calculating adjustments to subcontracts (except those awarded with the Owner's prior consent on the basis of cost plus a fee), the terms "cost" and "fee" as used in Clause 7.3.3.3 of AIA Document A201 and the terms "costs" and "a reasonable allowance for overhead and profit" as used in Subparagraph 7.3.6 of AIA Document A201 shall have the meanings assigned to them in that document and shall not be modified by this Article 5. Adjustments to subcontracts awarded with the Owner's prior consent on the basis of cost plus a fee shall be calculated in accordance with the terms of those subcontracts.

5.3.3 In calculating adjustments to the Contract. the terms "cost" and "costs" as used in the above-referenced provisions of AIA Document A201 shall mean the Cost of the Work as defined in Article 6 of this Agreement and the terms "and a reasonable allowance for overhead and profit" shall mean the Construction Manager's Fee as defined in Subparagraph 5.l.l of this Agreement.

5.3.4 If no specific provision is made in Subparagraph 5.1.1 for adjustment of the Construction Manager's Fee in the case of changes in the Work, or if the extent of such changes is such, in the aggregate, that application of the adjustment provisions of Subparagraph 5.1.1 will cause substantial inequity to the Owner or Construction Manager, the Construction Manager's Fee shall be equitably adjusted on the basis of the fee established for the original work.


                                    ARTICLE 6
                     COST OF THE WORK FOR CONSTRUCTION PHASE

6.1 COSTS TO BE REIMBURSED

6.1.1 The term "Cost of the Work" shall mean costs necessarily incurred by the Construction Manager in the proper performance of the Work. Such costs shall be at rates nor higher than those customarily paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 6.

6.1.2 LABOR COSTS

       .1 Wages of construction workers directly employed by the Construction Manager to perform the construction of the Work at the site or, with the Owner's agreement, at off-site workshops.

       .2 Wages or salaries of the Construction Manager's supervisory and administrative personnel when stationed at the site with the Owner's agreement.

(If it is intended that the wages or salaries of certain personnel stationed at the Construction Manager's principal office or offices other than the site office shall be included in the Cost of the Work, such personnel shall be identified below.)

       .3 Wages and salaries of the Construction Manager's supervisory or administrative personnel engaged, at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

       .4 Costs paid or incurred by the Construction Manager for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements, and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided that such costs are based on wages and salaries included in the Cost of the Work under Clauses 6.1.2.1 through 6.1.2.3.

6.1.3 SUBCONTRACT COSTS

Payments made by the Construction Manager to Subcontractors in accordance with the requirements of the subcontracts.

6.1.4 COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED
CONSTRUCTION

       .1 Costs, including transportation, of materials and equipment incorporated or to be incorporated in the completed construction.

       .2 Costs of materials described in the preceding Clause 6.1.4.1 in excess of those actually installed but required to provide reasonable allowance for waste and for spoilage. Unused excess materials, if any, shall be handed over to the Owner at the completion of the Work or, at the Owner's option, shall be sold by the Construction Manager; amounts realized, if any, from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

6.1.5 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FAC1LITIES AND RELATED ITEMS

       .1 Costs, including transportation, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Construction Manager at the site and fully consumed in the performance of the Work; and cost less salvage value on such items if not fully consumed, whether sold to others or retained by the Construction Manager. Cost for items previously used by the Construction Manager shall mean fair market value.

       .2 Rental charges for temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Construction Manager at the site, whether rented from the Construction Manager or others, and costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof. Rates and quantities of equipment rented shall be subject to the Owner's prior approval.

       .3 Costs of removal of debris from the site.

       .4 Reproduction costs, costs of telegrams, facsimile transmissions and long-distance telephone calls. postage and express delivery charges. telephone service at the site and reasonable petty cash expenses of the site office.

       .5 That portion of the reasonable travel and subsistence expenses of the Construction Manager's personnel incurred while traveling in discharge of duties connected with the Work.

6.1.6 MISCELLANEOUS COSTS

       .1 That portion directly attributable to this Contract of premiums for insurance and bonds. (If charges for self insurance are to be included, specify the basis of reimbursement.)

       .2 Sales, use or similar taxes imposed by a governmental authority which are related to the Work and for which the Construction Manager is liable.

       .3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Construction Manager is required by the Contract Documents to pay.

       .4 Fees of testing laboratories for tests required by the Contract Documents. except those related to nonconforming Work other than that for which payment is permitted by Clause 6.1.8.2.

       .5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent or other intellectual property rights arising from such requirement by the Contract Documents; payments made in accordance with legal judgments against the Construction Manager resulting from such suits or claims and payments of settlements made with the Owner's consent; provided, however, that such costs of legal defenses, judgments and settlements shall not be included in the calculation of the Construction Manager's Fee or the Guaranteed Maximum Price and provided that such royalties, fees and costs are not excluded by the last sentence of Subparagraph 3.17.1 of AIA Document A201 or other provisions of the Contract Documents.

       .6 Data processing costs related to the Work.

       .7 Deposits lost for causes other than the Construction Manager's negligence or failure to fulfill a specific responsibility to the Owner set forth in this Agreement.

       .8 Legal, mediation and arbitration costs, other than those arising from disputes between the Owner and Construction Manager, reasonably incurred by the Construction Manager in the performance of the Work and with the Owner's written permission, which shall not be unreasonably withheld.

       .9 Expenses incurred in accordance with the Construction Manager's standard personnel policy for relocation and temporary living allowances of personnel required for the Work, in case it is necessary to relocate such personnel from distant locations.

6.1.7 OTHER COSTS

       .1 Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner.

6.1.8 EMERGENCIES AND REPAIRS TO DAMAGED OR NONCONFORMING WORK

The Cost of the Work shall also include costs described in Subparagraph 6.1.1 which are incurred by the Construction Manager:

       .1 In taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Paragraph 10.3 of AIA Document A201.

       .2 In repairing or correcting damaged or nonconforming Work executed by the Construction Manager or the Construction Manager's Subcontractors or suppliers, provided that such damaged or nonconforming Work was not caused by the negligence or failure to fulfill a specific responsibility to the Owner set forth in this Agreement of the Construction Manager or the Construction Manager's foremen, engineers or superintendents, or other supervisory, administrative or managerial personnel of the Construction Manager, or the failure of the Construction Manager's personnel to supervise adequately the Work of the Subcontractors or suppliers, and only to the extent that the cost of repair or correction is not recoverable by the Construction Manager from insurance, Subcontractors or suppliers.

6.1.9 The costs described in Subparagraphs 6.l.l through 6.1.8 shall be included in the Cost of the Work notwithstanding any provision of AIA Document A201 or other Conditions of the Contract which may require the Construction Manager to pay such costs, unless such costs are excluded by the provisions of Paragraph 6.2.

6.2 COSTS NOT TO BE REIMBURSED

6.2.1 The Cost of the Work shall not include:

       .1 Salaries and other compensation of the Construction Manager's personnel stationed at the Construction Manager's principal office or offices other than the site office, except as specifically provided in Clauses 6.1.2.2 and 6.1.2.3.

       .2 Expenses of the Construction Manager's principal office and offices other than the site office except as specifically provided in Paragraph 6.1.

       .3 Overhead and general expenses, except as may be expressly included in Paragraph 6.1.

       .4 The Construction Manager's capital expenses, including interest on the Construction Manager's capital employed for the Work.

       .5 Rental costs of machinery and equipment, except as specifically provided in Subparagraph 6.1.5.2.

       .6 Except as provided in Clause 6.1.8.2. costs due to the negligence of the Construction Manager or to the failure of the Construction Manager to fulfill a specific responsibility to the Owner set forth in this Agreement.

       .7 Costs incurred in the performance of Preconstruction Phase Services.

       .8 Except as provided in Clause 6.1.7.1. any cost not specifically and expressly described in Paragraph 6.1.

       .9 Costs which would cause the Guaranteed Maximum Price to be exceeded.

6.3 DISCOUNTS, REBATES AND REFUNDS

6.3.1 Cash discounts obtained on payments made by the Construction Manager shall accrue to the Owner if (1) before making the payment, the Construction Manager included them in an Application for Payment and received payment therefor from the Owner, or (2) the Owner has deposited funds with the Construction Manager with which to make payments; otherwise, cash discounts shall accrue to the Construction Manager. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Construction Manager shall make provisions so that they can be secured.

6.3.2 Amounts which accrue to the Owner in accordance with the provisions of Subparagraph 6.3.1 shall be credited to the Owner as a deduction from the Cost of the Work.

6.4 ACCOUNTING RECORDS

6.4.1 The Construction Manager shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract; the accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner's accountants shall be afforded access to the Construction Manager's records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Project, and the Construction Manager shall preserve these for a period of three years after final payment, or for such longer period as may be required by law.


                                    ARTICLE 7
                               CONSTRUCTION PHASE

7.1 PROGRESS PAYMENTS

7.1.1 Based upon Applications for Payment submitted to the Architect by the Construction Manager and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Construction Manager as provided below and elsewhere in the Contract Documents.

7.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month.

7.1.3 Provided an Application for Payment is received by the Architect not later than the fifteenth (15th) day of a month, the Owner shall make payment to the Construction Manager not later than the fifteenth (15th) day of the next month. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than thirty (30) days after the Architect receives the Application for Payment.

7.1.4 With each Application for Payment, the Construction Manager shall submit payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached, and any other evidence required by the Owner or Architect to demonstrate that cash disbursements already made by the Construction Manager on account of the Cost of the Work equal or exceed (1 ) progress payments already received by the Construction Manager; less (2) that portion of those payments attributable to the Construction Manager's Fee; plus (3) payrolls for the period covered by the present Application for Payment.

7.1.5 Each Application for Payment shall be based upon the most recent schedule of values submitted by the Construction Manager in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Construction Manager's Fee shall be shown as a single separate item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Construction Manager's Applications for Payment.

7.1.6 Applications for Payment shall show the percentage completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed or (2) the percentage obtained by dividing (a) the expense which has actually been incurred by the Construction Manager on account of that portion of the Work for which the Construction Manager has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.

7.1.7 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

       .1 Take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute may be included as provided in Subparagraph 7.3.7 of AIA Document A201, even though the Guaranteed Maximum Price has not yet been adjusted by Change Order.

       .2 Add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing.

       .3 Add the Construction Manager's Fee, less retainage of See Contract Amendment #1 percent (%). The Construction Manager's Fee shall be computed upon the Cost of the Work described in the two preceding Clauses at the rate stated in Subparagraph 5.1.1 or, if the Construction Manager's Fee is stated as a fixed sum in that Subparagraph, shall be an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work in the two preceding Clauses bears to a reasonable estimate of the probable Cost of the Work upon its completion.

       .4 Subtract the aggregate of previous payments made by the Owner.

       .5 Subtract the shortfall, if any, indicated by the Construction Manager in the documentation required by Subparagraph 7.1.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner's accountants in such documentation.

     .6 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Paragraph 9.5 of AIA Document A201.

7.1.8 Except with the Owner's prior approval, payments to Subcontractors shall be subject to retention of not less than ten percent (10%). The Owner and the Construction Manager shall agree upon a mutually acceptable procedure for review and approval of payments and retention for subcontracts.

7.1.9 Except with the Owner's prior approval, the Construction Manager shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.

7.1.10 In taking action on the Construction Manager's Applications for Payment, the Architect shall be entitled to rely on the accuracy and completeness of the information furnished by the Construction Manager and shall not be deemed to represent that the Architect has made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Subparagraph 7.1.4 or other supporting data; that the Architect has made exhaustive or continuous on-site inspections or that the Architect has made examinations to ascertain how or for what purposes the Construction Manager has used amounts previously paid on account of the Contract. Such examinations, audits and verifications, if required by the Owner, will be performed by the Owner's accountants acting in the sole interest of the Owner.

7.2 FINAL PAYMENT

7.2.1 Final payment shall be made by the Owner to the Construction Manager when
(1) the Contract has been fully performed by the Construction Manager except for the Construction Manager's responsibility to correct nonconforming Work, as provided in Subparagraph 12.2.2 of AIA Document A201, and to satisfy other requirements, if any, which necessarily survive final payment; (2) a final Application for Payment and a final accounting for the Cost of the Work have been submitted by the Construction Manager and reviewed by the Owner's accountants; and (3) a final Certificate for Payment has-then been issued by the Architect; such final payment shall be made by the Owner not more than 30 days after the issuance of the Architect's final Certificate for Payment, or as follows:

7.2.2 The amount of the final payment shall be calculated as follows:

       .1 Take the sum of the Cost of the Work substantiated by the Construction Manager's final accounting and the Construction Manager's Fee; but not more than the Guaranteed Maximum Price.

       .2 Subtract amounts, if any, for which the Architect withholds, in whole or in part, a final Certificate for Payment as provided in Subparagraph
       9.5.1 of AIA Document A201 or other provisions of the Contract Documents.

       .3 Subtract the aggregate of previous payments made by the Owner.

If the aggregate of previous payments made by the Owner exceeds the amount due the Construction Manager, the Construction Manager shall reimburse the difference to the Owner.

7.2.3 The Owner's accountants will review and report in writing on the Construction Manager's final accounting within 30 days after delivery of the final accounting to the Architect by the Construction Manager. Based upon such Cost of the Work as the Owner's accountants report to be substantiated by the Construction Manager's final accounting, and provided the other conditions of Subparagraph 7.2.1 have been met, the Architect will, within seven days after receipt of the written report of the Owner's accountants, either issue to the Owner a final Certificate for Payment with a copy to the Construction Manager, or notify the Construction Manager and Owner in writing of the Architect's reasons for withholding a certificate as provided in Subparagraph 9.5.1 of AIA Document A201. The time periods stated in this Paragraph 7.2 supersede those stated in Subparagraph 9.4.1 of AIA Document A201.

7.2.4 If the Owner's accountants report the Cost of the Work as substantiated by the Construction Manager's final accounting to be less than claimed by the Construction Manager, the Construction Manager shall be entitled to proceed in accordance with Article 9 without a further decision of the Architect. Unless agreed to otherwise, a demand for mediation or arbitration of the disputed amount shall be made by the Construction Manager within 60 days after the Construction Manager's receipt of a copy of the Architect's final Certificate for Payment. Failure to make such demand within this 60-day period shall result in the substantiated amount reported by the Owner's accountants becoming binding on the Construction Manager. Pending a final resolution of the disputed amount, the Owner shall pay the Construction Manager the amount certified in the Architect's final Certificate for Payment.

7.2.5 If, subsequent to final payment and at the Owner's request, the Construction Manager incurs costs described in Paragraph 6.1 and not excluded by Paragraph 6.2 (1) to correct nonconforming Work, or (2) arising from the resolution of disputes, the Owner shall reimburse the Construction Manager such costs and the Construction Manager's Fee, if any, related thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price. If the Construction Manager has participated in savings, the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Construction Manager.


                                    ARTICLE 8
                               INSURANCE AND BONDS

8.1 INSURANCE REQUIRED OF THE CONSTRUCTION MANAGER

During both phases of the Project, the Construction Manager shall purchase and maintain insurance as set forth in Paragraph 11.1 of AIA Document A201. Such insurance shall be written for not less than the following limits, or greater if required by law:

8.1.1 Workers' Compensation and Employers' Liability meeting statutory limits mandated by State and Federal laws. If (1) limits in excess of those required by statute are to be provided or (2) the employer is not statutorily bound to obtain such insurance coverage or (3) additional coverages are required, additional coverages and limits for such insurance shall be as follows:

See Contract Amendment #1.

8.1.2 Commercial General Liability including coverage for Premises - Operations. Independent Contractors' Protective, Products - Completed Operations, Contractual Liability, Personal Injury, and Broad Form Property Damage (including coverage for Explosion, Collapse and Underground hazards):

See Contract Amendment #1.
         $
         Each Occurrence

         $
         General Aggregate

         $
         Personal and Advertising Injury

         $
         Products - Completed Operations Aggregate

       .1 The policy shall be endorsed to have the General Aggregate apply to this Project only.

       .2 Products and Completed Operations insurance shall be maintained for a minimum period of at least year(s) after either 90 days following Substantial Completion or final payment, whichever is earlier.

       .3 The Contractual Liability insurance shall include coverage sufficient to meet the obligations in AIA Document A201 under Paragraph 3.18.

8.1.3 Automobile Liability (owned, non-owned and hired vehicles) for bodily injury and property damage: See Contract Amendment #1.

         $
         Each Accident

8.1.4 Other coverage: See Contract Amendment #1.

(If Umbrella Excess Liability coverage is required over the primary insurance or retention, insert the coverage limits. Commercial General Liability and Automobile Liability limits may be attained by individual policies or by a combination of primary policies and Umbrella and/or Excess Liability policies.)

8.2 INSURANCE REQUIRED OF THE OWNER See Contract Amendment #1

During both phases of the Project. The Owner shall purchase and maintain liability and property insurance. including waivers of subrogation, as set forth in Paragraphs 11.2 and 11.3 of AIA Document A201. Such insurance shall be written for not less than the following limits, or greater if required by law:

8.2.1 Property Insurance. See Contract Amendment #1.

         $
         Deductible Per Occurrence

         $
         Aggregate Deductible

8.2.2 Boiler and Machinery insurance with a limit of: $ See Contract Amendment #1. (If not a blanket policy, list the objects to be insured.)

8.3 PERFORMANCE BOND AND PAYMENT BOND See Contract Amendment #1.

8.3.1 The Construction Manager   See Contract Amendment #1.
(Insert "shall" or "shall not") furnish bonds covering faithful performance of the Contract and payment of obligations arising thereunder. Bonds may be obtained through the Construction Manager's usual source and the cost thereof shall be included in the Cost of the Work. The amount of each bond shall be equal to percent (%) of the Contract Sum.

8.3.2 The Construction Manager shall deliver the required bonds to the Owner at least three days before the commencement of any Work at the Project site. See Contract Amendment #1.


                                    ARTICLE 9
                            MISCELLANEOUS PROVISIONS

9.1 DISPUTE RESOLUTION FOR THE PRECONSTRUCTION PHASE

9.1.1 Claims, disputes or other matters in question between the parties to this Agreement which arise prior to the commencement of the Construction Phase or which relate solely to the Preconstruction Phase services of the Construction Manager or to the Owner's obligations to the Construction Manager during the Preconstruction Phase, shall be resolved by mediation or by arbitration.

9.1.2 Any mediation conducted pursuant to this Paragraph 9.1 shall be held in accordance with the Construction Industry Mediation Rules of the American Arbitration Association currently in effect, unless the parties mutually agree otherwise. Demand for mediation shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. Any demand for mediation shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for mediation be made after the date when institution of legal or equitable proceedings based upon such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

9.1.3 Any claim, dispute or other matter in question not resolved by mediation shall be decided by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association currently in effect unless the parties mutually agree otherwise.

9.1.4 Demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. A demand for arbitration may be made concurrently with a demand for mediation and shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based upon such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

9.1.5 No arbitration arising out of or relating to the Contract Documents shall include, by consolidation or joinder or in any other manner, the Architect, the Architect's employees or consultants, except by written consent containing specific reference to the Agreement and signed by the Architect, Owner, Construction Manager and any other person or entity sought to be joined. No arbitration shall include, by consolidation or joinder or in any other manner, parties other than the Owner, Construction Manager, a separate contractor as described in Article 6 of AIA Document A201 and other persons substantially involved in a common question of fact or law whose presence is required if complete relief is to be accorded in arbitration. No person or entity other than the Owner or Construction Manager or a separate contractor as described in
Article 6 of AIA Document A201 shall be included as an original third party or additional third party to an arbitration whose interest or responsibility is insubstantial. Consent to arbitration involving an additional person or entity shall not constitute agreement to arbitration of a dispute not described in such consent or with a person or entity not named or described therein. The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by parties to this Agreement shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

9.1.6 The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

9.2 DISPUTE RESOLUTION FOR THE CONSTRUCTION PHASE

9.2.1 Any other claim, dispute or other matter in question arising out of or related to this agreement or breach thereof shall be settled in accordance with
Article 4 of AIA Document A201, except that in addition to and prior to arbitration, the parties shall endeavor to settle disputes by mediation in accordance with the Construction Industry Mediation Rules of the American Arbitration Association currently in effect unless the parties mutually agree otherwise. Any mediation arising under this Paragraph shall be conducted in accordance with the provisions of Subparagraphs
9.1.2 and 9.1.3.

9.3 OTHER PROVISIONS

9.3.1 Unless otherwise noted, the terms used in this Agreement shall have the same meaning as those in the 1987 Edition of AIA Document A201, General Conditions of the Contract for Construction.

9.3.2 EXTENT OF CONTRACT

This Contract, which includes this Agreement and the other documents incorporated herein by reference, represents the entire and integrated agreement between the Owner and Construction Manager and supersedes all prior negotiations, representations or agreements, either written or oral. This Agreement may be amended only by written instrument signed by both the Owner and Construction Manager. If anything in any document incorporated into this Agreement is inconsistent with this Agreement, this Agreement shall govern.

9.3.3 OWNERSHIP AND USE OF DOCUMENTS

The Drawings, Specifications and other documents prepared by the Architect, and copies thereof furnished to the Construction Manager, are for use solely with respect to this Project. They are not to be used by the Construction Manager, Subcontractors, Sub-subcontractors or suppliers on other projects, or for additions to this Project outside the scope of the Work, without the specific written consent of the Owner and Architect. The Construction Manager, Subcontractors. Sub-subcontractors and suppliers are granted a limited license to use and reproduce applicable portions of the Drawings, Specifications and other documents prepared by the Architect appropriate to and for use in the execution of their Work under the Contract Documents.

9.3.4 GOVERNING LAW

The Contract shall be governed by the law of the place where the Project is located.

9.3.5 ASSIGNMENT

The Owner and Construction Manager respectively bind themselves, their partners, successors, assigns and legal representatives to the other party hereto and to partners, successors, assigns and legal representatives of such other party in respect to covenants, agreements and obligations contained in the Contract Documents. Neither party to the Contract shall assign the Contract as a whole without written consent of the other. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.


                                   ARTICLE 10
                            TERMINATION OR SUSPENSION

10.1 TERMINATION PRIOR TO ESTABLISHING GUARANTEED MAXIMUM PRICE

10.1.1 Prior to execution by both parties of Amendment No. 1 establishing the Guaranteed Maximum Price, the Owner may terminate this Contract at any time without cause, and the Construction Manager may terminate this Contract for any of the reasons described in Subparagraph 14.1.1 of AIA Document A201.

10.1.2 If the Owner or Construction Manager terminates this Contract pursuant to this Paragraph 10.1 prior to commencement of the Construction Phase, the Construction Manager shall be equitably compensated for Preconstruction Phase services performed prior to receipt of notice of termination; provided, however, that the compensation for such services shall not exceed the compensation set forth in Subparagraph 4.1.1.

10.1.3 If the Owner or Construction Manager terminates this Contract pursuant to this Paragraph 10.1 after commencement of the Construction Phase, the Construction Manager shall, in addition to the compensation provided in Subparagraph 10.1.2. be paid an amount calculated as follows:

       .1 Take the Cost of the Work incurred by the Construction Manager.

       .2 Add the Construction Manager's Fee computed upon the Cost of the Work to the date of termination at the rate stated in Paragraph 5.1 or, if the Construction Manager's Fee is stated as a fixed sum in that Paragraph, an amount which bears the same ratio to that fixed-sum Fee as the Cost of Work at the time of termination bears to a reasonable estimate of the probable Cost of the Work upon its completion.

       .3 Subtract the aggregate of previous payments made by the Owner on account of the Construction Phase.

The Owner shall also pay the Construction Manager fair compensation, either by purchase or rental at the election of the Owner, for any equipment owned by the Construction Manager which the Owner elects to retain and which is not otherwise included in the Cost of the Work under Clause 10.1.3.1. To the extent that the Owner elects to take legal assignment of subcontracts and purchase orders (including rental agreements), the Construction Manager shall, as a condition of receiving the payments referred to in this Article 10, execute and deliver all such papers and take all such steps, including assignment of such subcontracts and contractual rights of the Construction Manager, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the Construction Manager under such subcontracts or purchase orders.

Subcontracts, purchase orders and rental agreements entered into by the Construction Manager with the Owner's written approval prior to the execution of Amendment No. 1 shall contain provisions permitting assignment to the Owner as described above. If the Owner accepts such assignment, the Owner shall reimburse or indemnify the Construction Manager with respect to all costs arising under the subcontract, purchase order or rental agreement except those which would not have been reimbursable as Cost of the Work if the contract had not been terminated. If the Owner elects not to accept the assignment of any subcontract, purchase order or rental agreement which would have constituted a Cost of the Work had this agreement not been terminated, the Construction Manager shall terminate such subcontract, purchase order or rental agreement and the Owner shall pay the Construction Manager the costs necessarily incurred by the Construction Manager by reason of such termination.

10.2 TERMINATION SUBSEQUENT TO ESTABLISHING GUARANTEED MAXIMUM PRICE

Subsequent to execution by both parties of Amendment No.1, the Contract may be terminated as provided in Article 14 of AIA Document A201.

10.2.1 In the event of such termination by the Owner, the amount payable to the Construction Manager pursuant to Subparagraph 14.1.2 of AIA Document A201 shall not exceed the amount the Construction Manager would have been entitled to receive pursuant to Subparagraphs 10.1.2 and 10.1.3 of this Agreement.

10.2.2 In the event of such termination by the Construction Manager, the amount to be paid to the

Construction Manager under Subparagraph 14.1.2 of AIA Document A201 shall not exceed the amount the Construction Manager would be entitled to receive under Subparagraphs 10.1.2 or 10.1.3 above, except that the Construction Manager's Fee shall be calculated as if the Work had been fully completed by the Construction Manager, including a reasonable estimate of the Cost of the Work for Work not actually completed.

10.3 SUSPENSION

The Work may be suspended by the Owner as provided in Article 14 of AIA Document A201; in such case, the Guaranteed Maximum Price, if established, shall be increased as provided in Subparagraph 14,3.2 of AIA Document A201 except that the term "cost of performance of the Contract" in that Subparagraph shall be understood to mean the Cost of the Work and the term "profit" shall be understood to mean the Construction Manager's Fee as described in Subparagraphs
5.1.1 and 5.3.4 of this Agreement.

                                   ARTICLE 11
                         OTHER CONDITIONS AND SERVICES

This Agreement entered into as of the day and year first written above.


OWNER:                                          CONSTRUCTION MANAGER:
COLONIAL DOWNS, L.P., a Virginia                NORGLASS, Inc.
limited partnership

By:                                             By:
                                                /s/ JAMES LEADBETTER

Date: February 11, 1997                         Date: February 11, 1997

ATTEST:                                         ATTEST:
                                                /s/

                                                                      EXHIBIT A


                       [LIST OF DRAWS AND SPECIFICATION]

                                                                       EXHIBIT B


                                 COLONIAL DOWNS
                              CONSTRUCTION BUDGET
                                     RECAP

                                                            SCOPE REDUCTION
    AREA                                  QUOTE          ADJUSTMENTS TO QUOTES
    ----                                  -----          ---------------------
Site Improvements                       8,361,758
Grandstand                              9,590,426
Track                                   2,624,484
Site Buildings                          6,023,332
Grandstand Finishes (by Owner)            750,000
                                       ----------
  PROJECT TOTAL                        27,350,000
                                       ==========

Revised Sub Proposals                  27,350,000
General Conditions                      1,050,000
Norglass Fee                            2,000,000
Contingency                                   -0-
                                       ----------
  PROJECT TOTAL                        30,400,000
Delmarva Deductions                      (900,000)
                                       ----------
  TOTAL                                29,500,000
                                       ==========

Approved and Accepted this 11th day of February 1997 by and between:


Norglass, Inc.                                    Colonial Downs, L.P.


/s/ JAMES LEADBETTER                              --------------------------

                                 COLONIAL DOWNS
                              CONSTRUCTION BUDGET
                                SITE IMPROVEMENT

                                                                CONTRACTS    ITEMS NOT IN  BALANCE TO FINISH
                                               ESTIMATE         TO DATE       SITE BID       IN SITE BIDS
                                               --------         -------       --------       ------------
02270     Soil/Environmental                    335,000          106,338      143,662          85,000
          Environment Compliances               250,000          106,338      143,662
          NW 14 Mitigation                       85,000                                        85,000
02102     Clearing & Grubbing                   278,205          268,020
02103     Site                                  175,620          176,020
02104     Barns                                  70,585           60,000
02105     Select Cutting (164)                   32,000           32,000
02210     Site Grading+/-1'                   1,868,500        1,530,385      102,640         256,000
02111     Site Earthwork(Less Barns)          1,500,000        1,397,360      102,640
02112     Sit Topsoil/Seeding                   112,500          133,025
02113     Barn Area (incl. Fine Grading)        256,000                                       256,000
02220     Grandstand Pad                        110,244           86,244       24,000
02221     Structural Fill Pad                   110,244           86,244       24,000
          Backfill & Excavation                In 02221
02223     Roads                               1,431,550          382,410                    1,049,140
02224     Racetrack Entrance Road               351,900                                       351,900
02225     North Entrance Road                   542,900                                       542,900
02226     Service Road                          428,650          382,410                       46,240
02227     Barn Area Road                        108,100                                       108,100
02240     Soil Stabilization                  Moved to
                                              Track Budget
03118     Drilled Piers & Footings             In 03111
02700     Site Utilities                      2,148,300                                     1,948,300
02710     Water                                 578,000                                       578,000
02720     Sanitary Sewer                        537,600                                       537,600
02730     Storm Sewer GS & Parking              313,950                                       313,950
02735     Storm Sewer Barns                     418,750                                       418,750
02750     Underground Power                     200,000              NIC
          Underground Power-Barns               100,000                                       100,000
02610     Parking Lots                          996,670                                       996,670
02611     Stone Base                            462,500                                       462,500
02612     Asphalt Paving (3,000)                482,170                                       482,170
02525     Curb & Gutter                          52,000                                        52,000
03121     Walks                                  94,080                                        94,080




03124     Concrete Apron (4")                   182,250                                          182,250
02980     Landscaping                               NIC
02830     Fencing                               237,000                       237,000
02831     Perimeter Security (13,000')          100,000                       100,000
02832     Paddock Security (1,000')            in above
02833     Maintenance Security (2,000')        in above
04245     Decorative & Entrance/Valet           137,000                       137,000
16520     Lighting
16521     Parking Area                              NIC
16522     Barn Area                                 NIC
            Site Total                        7,681,799         2,373,397     507,302          4,611,440


                                 COLONIAL DOWNS
                              CONSTRUCTION BUDGET
                                SITE IMPROVEMENT

                               EXISTING SITEWORK

Contracts to Date                        2,373,397
Items Not in Site Contract                 507,302
Pending C.O. (Track Subgrade)              295,808
                                         ---------
Existing Subtotal                        3,176,507



                            PROJECTED SITE PROPOSAL
                            (INCL. A & B BARN AREA)

Site Utilities & Dirtwork Proposal       2,698,646
Track Drainage                           In Track Budget
Items Not Covered in Rogers
Proposal Surveying                             NIC
Testing (Zannino)                           75,000
                                         ---------
Revised Rodgers  Site Proposal           2,773,646
                                         =========


                                BLACKTOP & MISC.
                           (HENRY S. BRANSCOME, INC.)

Full Depth Paving                        1,961,905     --Includes road to "B"
                                                         barn area
Concrete (220,000sf) (RODGERS)                         Needs Curb & Gutter --
                                                       Deduct Stone on Rear Road
Walks                                      342,700
Apron                                     In Walks
Loading Dock                              In Walks
Stone Base
Apron                                  No Stone Base
Loading Dock                           No Stone Base

Stone Walks                                 52,000
Stripping                                   55,000
                                         ---------
Site Black Top Proposal                  2,411,605
                                         =========


                                   SITE RECAP

Existing Subtotal                        3,176,507
Revised Rodgers Site Proposal            2,773,646
Site Black Top Proposal                  2,411,605
                                         ---------
Revised Site Cost                        8,361,758
                                         =========

                                 COLONIAL DOWNS
                              CONSTRUCTION BUDGET
                              GRANDSTAND BUILDING

Code                                                Scope Reduction

                                                             SCOPE REDUCTION
                                            QUOTE         ADJUSTMENTS TO QUOTES
                                            -----         ---------------------
03100 Concrete                                   922,390         AGM
03111    Foundation                              281,265         Dixie
03112    Retaining Walls                         178,725         AGM
03101    Slab on Grade (100)                     187,415         AGM
03102    Slab on Deck (200)                       54,290         AGM
03103    Slab on Deck (300)                      102,338         AGM
03104    Slab on Deck (400)                       94,557         AGM
03105    Slab on Deck (500)
03106    Pour Stairs                              20,000         AGM
         Ramps & Misc.                             3,800         AGM
04100 Masonry                                    389,406
04243    Exterior Walls                          389,406         Haymore
         Patio Pavers                           In Above
05100 Steel                                    1,802,940
05110    Structural                            1,468,000         Liphart
05300    Decking                                In Above
05712    Stairs & Misc. Steel                    334,940         Glanville
05720    Brass Railings              See Owner Allowance
06100 Rough Carpentry                          In Dryvit
06220 Millwork
06400    Finish Carpentry            See Owner Allowance
07100 Roofing/Weatherproofing                    437,345
07500    EPDM Roofing                            171,700         National
07610    Ornamental Roofing                      241,400         Baker
07555    Waterproofing @ Basement                  9,245
07460    Siding                                 in 07610
07920    Caulking / Sealing                       15,000
08100 Doors                                       89,000
08110 Wood /Metal Doors                           89,000         J.S. Archer
08360 O/H Doors                                 In Above
08800 Windows- Glass & Glazing                   387,937         Raymac
09000 Finishes                                 1,297,364
09250    Drywall                                 988,843         Accent Design
07240    Dryvit                                  123,636         Accent Design
09120    Acoustical Ceilings         See Owner Allowance
09650    VCT                         See Owner Allowance
09680    Carpet                      See Owner Allowance
09900    Painting                    See Owner Allowance
09950    Wall Covering               See Owner Allowance
09960    Exterior Trim & Labor                   184,885         Edon Corp.

                                 COLONIAL DOWNS
                              CONSTRUCTION BUDGET
                              GRANDSTAND BUILDING


                                                               SCOPE REDUCTION
                                              QUOTE         ADJUSTMENTS TO QUOTES
                                              -----         ---------------------
10000 Specialties                            60,863
10160    Toilet Partitions                   27,153         Roanoke Eng.
10450    Turnstiles (10)                     24,000
10800    Toilet Accessories                   9,710         Roanoke Eng.
11000 Equipment                               3,000
11160    Dock Leveler                         3,000         Kelly Mfg.
12000 Furnishings                            80,569
12710    Theater Chairs                      65,300         Brownson Equip.
12750    Grandstand Seats                  In Above
12751    Bleachers                           15,269         All Star Bleachers
13000 Special Construction
13800    Vault                                  NIC
13850    Tote Installation                      NIC
14000 Conveying Systems                     359,900
14200    Elevators                          127,260         Montgomery Kone
14300    Escalators                         232,640         Montgomery Kone
15000 Mechanical                          2,388,395
15400    Plumbing                           455,000         Riddelberger
15500    Fire Protection                    218,000
15600    HVAC                             1,715,395         Riddelberger  Completed Aug. 1, 1997
16000 Electrical                            995,000         Northside Electric  No Feeds to Track
                                                            Lighting.  Incl. (3) 3" empty conduits
                                                            for rooftop track lighting.
16100 TOTE ELECTRICAL POWER                  25,000
        Grandstand Total                  9,239,109

        Grandstand Total                  9,239,109
        Potential Adjustments
        Liphart Requested Changes           350,000
        Add'l Liphart Changes            (IN ABOVE)
        Elevator C.O.                         1,317
             Adjusted Total               9,590,426



                                 COLONIAL DOWNS
                              CONSTRUCTION BUDGET
                                      TRACK

                           Rodgers       Adjustments to Quotes
                           -------       ---------------------
Track Surface            2,376,883       Includes drainage/4" cushion/100% track
Track Drainage             247,601
Infield Pond              (In Site
  Overflow             Environmental)
               Total     2,624,484

Adjusted Track Total     2,624,484

                                 COLONIAL DOWNS
                              CONSTRUCTION BUDGET
                                 SITE BUILDINGS


                                                             Scope Reduction
Code                                        Quote         Adjustments to Quotes
----                                        -----         ---------------------
41000 Barns                               4,296,236
41100    Horse Stables
41200    Receiving Barn
42000 Paddock                               529,200
         Jockey's Quarters 7,440 sf         409,200       $55.00/sf Allowance
         Viewing Stalls (24) 12x12          120,000       $5,000/Stall Allowance
         State Testing Stalls                   NIC
43000 Dormitories (4)                       403,200       80 units @ $5,000 ea.
44000 Isolation Building                     20,080
      Treatment/Holding Building           In 42000
45000 Barn Area Buildings                    40,000
         Security Building                   10,000
         Blacksmith                        In Barns
         Restrooms/Bath                      30,000
         Bulk Manure Storage                    NIC
46000 Maintenance Building                   75,000
47000 Post Mortem Building                   15,806
48000 Horsemen's Building                   596,310       $55.00/sf Allowance
         Building 10,842 sf                 596,310
         Kitchen Allowance                      NIC
49000 Misc. Pads                             17,500
         Tote Board Pad                      10,000
         Viewing Circle @ Paddock               NIC
         Helicopter Pad                       7,500
         Winners Circle                         NIC
51000 General Admission (2)               see 04245
52000 Valet Parking                       see 04245
54000 Tents                                  30,000
55000 Out Buildings (2)                         NIC
         Site Buildings Total             6,023,332

         Site Building Total              6,023,332
           Potential Adjustments
              Adjusted Total              6,023,332

                                                                       EXHIBIT C




                      [PRELIMINARY CONSTRUCTION SCHEDULE]

                              CONTRACT AMENDMENT #1

       This is Amendment #1, pursuant to paragraph 2.2 of the Agreement of even date herewith, to the STANDARD FORM OF AGREEMENT BETWEEN THE OWNER AND CONSTRUCTION MANAGER WHERE THE CONSTRUCTION MANAGER IS ALSO THE CONSTRUCTOR (AIA Document A121/CMc and AGC Document 565) by and between Colonial Downs, Limited Partnership ("Owner") and Norglass, Inc. ("Norglass") dated February 11, 1997 ("Main Contract").

       WHEREAS, the Owner and Norglass are executing a contract for the construction of the Colonial Downs Racetrack in New Kent County, Kentucky, Virginia, and

       WHEREAS, the Owner and Norglass accept the terms of the Main Contract, together with General Conditions of the Contract for Construction (AIA Document
A201) ("General Conditions"), and

       WHEREAS, the parties wish to clarify certain provisions of said Main Contract and General Conditions and certain other matters,

                              W I T N E S S E T H:

I. BASIC CONTRACT. The Owner and Norglass hereby accept and affirm the terms of the Main Contract and General Conditions, as amended herein

II. CONTRACT CLARIFICATIONS. Notwithstanding anything to the contrary in the Main Contract and the General Conditions, the Parties agree to the following. To the extent that there is a conflict between the Main Contract and General Conditions, on one hand, and this Amendment, on the other, this Amendment shall control.

       A. Pre-Construction Complete. The parties agree that pre-construction activities and drawings and specifications for the track, barn area, parking lots, and grandstand are substantially complete and form the basis of the agreement between the parties. A list of such drawings and specifications as attached as Exhibit A.

       B. Guaranteed Maximum Price. The parties agree that the Guaranteed Maximum Price for the project shall be $29,500,000, as provided below (and further reflected in the Norglass budget attached as Exhibit B. Norglass shall prepare and submit to the Owner by February 21, 1997 a final budget in detail, satisfactory to the Owner.

       1.  Site Work to Date/Misc. Site Work                   $ 2,670,000
       2.  Earthwork/Underground Utilities                       2,775,000
       3.  Dirt and Turf Track (including drainage)              2,625,500
       4.  Misc. Site Work                                         507,000
       5.  Full Depth Paving -- Roads and Parking
           Lots/concrete                                         2,410,000
               Less: Delmarva Contribution                        (900,000)
       6.  Barns (1,000)                                         4,300,000
       7.  Concrete Pads/Tents                                      47,500
       8.  Grandstand -- Shell & Core                            9,590,000
                                                               -----------
               Guaranteed Amount                                24,025,000
       9.  Grandstand -- Interior Finish                           740,000
      10.  Paddock, Horsemen, Dorms (28,500)                     1,525,000
      11.  Other Outbuildings                                      150,000
                                                               -----------
               Allowance Amount                                  2,425,000
      11.   General Conditions (fixed amount)                    1,050,000
      12.   Norglass Fee (fixed amount)                          2,000,000
                                                               -----------
                                                               $29,500,000
                                                               ===========


       C. Guaranteed Amount. Norglass agrees to perform the work outlined in items 1-8 for the guaranteed amount of $24,025,000. In addition, Norglass agrees to act as construction manager for the entire project and to guarantee the general conditions (as further defined below) in the amount of $1,050,000. This amount shall increase in the amount equal to $1,500 for each day that the completion date is properly extended beyond August 31, 1997. Prior to February 21, 1997, Norglass shall provide to Owner a detailed breakdown of general conditions.

       D. General Conditions. The payment for general condition includes but is not limited to the following:

              i. All Norglass personnel working on the project for work outlined above, including but not limited to wages, taxes, FICA, insurance, fringe benefits, travel and living expenses.

              ii. All job-site facilities and equipment, including but not limited to vehicles, office trailers, telephones, computers, fax machines, furniture, etc., requires by Norglass.

              iii. All job-site consumables, including but not limited to office supplies, gasoline, and potable water.

              iv. All job-site service costs, including but not limited to trailers, telephone service, security monitoring, toilets, UPS, blueprints and other reproduction services, debris disposal, etc.

              v. All outside services required for completion of the job, including estimating, accounting, snow removal, cleaning services.

              vi. All general liability and builder's risk insurance. Such insurance shall be to the satisfaction of the Owner and project lender. Norglass shall prepare and submit to the Owner by February 21, 1997 a schedule of such insurance. Furthermore, Norglass represents that builder's risk and general liability insurance are in effect on the date of this contract.

              vii. All general building permits, including those for the grandstand, barns, site, and various outbuildings.

General conditions shall not include legal expenses, cost of outside professional services, tests, advertising, or financing fees which are not represented by Norglass nor required for completion of the work.

                     1. Acceptance of Drawings. The guaranteed amounts are based on the drawings and specifications, referred to in section II.A., of Paul Deeley (grandstand), Frank Neal (structural), Hanover Engineering (MEP), Resource International (Civil/Site), and Joe King (Track) as they exist at the date of this contract and may be reasonably be completed. Norglass acknowledges that certain aspects of the drawings and specifications are in preliminary form and further agrees to bear the responsibility to construct the improvements, including all aspects of the work not specifically indicated on the drawings or specifications to the extent that such work is required to complete the work and obtain a certificate of occupancy and was reasonably necessary for operation and forseeable for construction; or reasonably inferable from the contract documents.

                     2. Subcontractors. The selection of the general contractors for the Site and Barns and the major subcontractors for the Grandstand -- Shell and Core are subject to the approval of the Owner. These underlying contracts shall be between Norglass and the general/subcontractor and shall be in substantially the same form as AIA Document 101 (stipulated sum), as amended. Such subcontracts shall contain language substantially the same as the last sentence of Section 1 above.

                     3. Contingency. The contingency, if any, may be used for construction of changes in scope or the work or work which was not reasonably foreseen or inferable as part of the guaranteed amount with the Owner's prior written approval. Unused funds in the contingency fund shall belong to the Owner.

                     4. Norglass Fee. The fee to Norglass shall be $2,000,000 and covers all of its work (excluding the SWFs), including pre-construction services, under the contract related to this project. On approved changes orders, Norglass shall be entitled to a 5% fee and no increase in General Conditions for the first $1,000,000 of changes, if any. The fee shall be paid as follows:

                           50% pro rata every 30 days

                           25% upon the issuance of a certificate of occupancy
                  for the 4th satellite wagering facility in the state of Virginia but no later than December 31, 1997; and 25% upon the issuance of a certificate of occupancy for the 6th satellite wagering facility in the state of Virginia but no later than December 31, 1998. Such amount shall constitute retainage on the fee portion of the contract.

       E. Allowance Amount. Norglass and the Owner's representative shall coordinate the construction of the Outbuildings and Interior Finish work. The contract amount set forth above for such work shall not be guaranteed by Norglass. However, the preparation of drawings and specifications and construction of such work shall be preformed as follows:

                     1. Interior. The interior drawings and specifications, including the coordination with AUTOTOTE and TELEVIEW, shall be prepared by Creative Industries, Inc. The construction of the interior finish shall be performed by a local general contractor selected, with the advice of Norglass, by the Owner.

                     2. Outbuildings. The floor plans and equipment drawings for the Paddock, Horsemen's Building, Dormitories, and other outbuildings are to be prepared by a creative Industries, Inc. The construction of the Outbuildings shall be performed by a local design/build general contractor(s) or pre-engineered building firm selected, with the advice of Norglass, by the Owner.

       F. Completion Dates. Norglass shall adnere to the schedule attached as Exhibit C and complete the project in a manner sufficient to obtain certificates of occupancy for the structures referenced herein and to conduct live racing.

                     1. Critical Milestones as part of that schedule, the following dates are critical completion dates to which Norglass agrees to adhere:

                                                           If the Contract
                                 Completion Date           Is Awarded by:
                                 ---------------           --------------
Site Work to Date/
  Misc. Site Work                July 15, 1997             February 19, 1997
Site Work/Tracks to Complete     June 29, 1997             February 19, 1997
Barns (1,000)                    June 15, 1997             February 19, 1997
Concrete Pads/Tents              June 29, 1997             February 19, 1997
Grandstand - Shell               June 29, 1997             February 19, 1997
Grandstand - First Floor         June 29, 1997             February 19, 1997
Grandstand - Second -
  Fourth Floors                  August 1, 1997            February 19, 1997

                     2. Bond. In order to ensure timely completion, the work of all subcontracts, at the election of the Owner, is to be 100% bonded. Such cost shall be added to the cost of the work.

                     3. Fee Reduction. Norglass' Fee shall be reduced by $5,000 per day for each day after August 31, 1997 the track is completed.

       G. Testing. Norglass shall arrange and pay for all testing required in all relevant specifications. Such testing shall be conducted by an independent organization and the results of such testing shall be provided in a timely fashion to the owner when completed. Prior to February 21, 1997, Norglass shall provide Owner with an outline of the required testing and its plan for implementing such testing.

       H. Manpower. Norglass shall employ such sufficient manpower and supervision in order to ensure that these completion dates are satisfied. Prior to February 21, 1997 Norglass shall provide to the Owner a written plan, subject to Owner approval, for doing so.

       I. Ingress/Egress. Contractor acknowledges that it has developed a plan for ingress and egress and is aware of the planned work by the county on I-55 and agrees such plan for ingress and egress and the county work shall not be a basis for claiming an increase in the price of the work or delay.

       J. Engineering. The Owner shall provide control points and benchmarks for the work. All other engineering and survey work shall be the responsibility of Norglass.

       K. Prior Written Approval of Changes. All proposed changes in the work, including the substitution of materials, otherwise required by the drawings and specifications, are subject to the prior written approval of the Owner.

       L. Site Control. Norglass shall be in control of the site and is responsible for all aspects of the project, including, but not limited to, normal weather (average of last three years' conditions), schedule, safety, delivery of materials but excluding the procurement of furniture, fixtures and equipment. If adverse weather conditions are the basis for a claim for additional time or an increase in the cost of the work, such claim shall be documented by data substantiated that weather conditions were abnormal for the period of time and could not have been reasonably anticipated, and that the weather conditions had an adverse impact on the scheduled construction. Such claim may be approved only in writing by Owner. In addition, Norglass shall be responsible for and bear the cost for noise, dust and fume (except manure) mitigation or abatement, traffic control and worker parking and behavior on site to the reasonable satisfaction of the Owner, but only to the extent that such noise, dust, fumes, traffic, parking, or behavior interferes with the work or neighbors' right to quiet enjoyment of their privacy.

       M. Applications for Payment. Monthly applications for payment shall be detailed, in AIA 6702 form or the substantial equivalent, and be accompanied by supporting invoices for the current request and lien waivers from the prior request and such other information as the Owner and project lender may reasonably require.

       N. Retainage. Retention shall be 10% for the entire project (except the fee as previously discussed) and be released upon substantial completion of the work and preparation of a punchlist for the Owner. Owner shall withhold 150% of the amount necessary, as determined by the Owner, to complete the punchlist.

       O. Labor Laws. Norglass shall be responsible for the compliance with all applicable federal, state, and local labor laws, rules and regulations.

       P. Reporting Requirements. Norglass shall:

                     1. Status Report. Provide a weekly status report covering status of activities, manpower summary, changes in budget and status of the schedule, the form of which shall be to the reasonable satisfaction of the Owner. 2. Meeting. Attend a weekly Owner meeting; and conduct a weekly subcontractor meeting and provide the Owner minutes from such meeting.

                     3. Reporting Requirements. Norglass shall provide the Owner with the following:

                  a.  A daily log and a monthly log
                  b.  Change order, submittal and RFI logs, as appropriate
                  c. Subcontracts for the work, with contract clarifications, appropriate budget, and general condition information attached
                  d. Request for change orders shall include a breakdown of labor, materials, equipment and general conditions and profit and overhead. Change orders will only be granted to the extent that they represent work that was neither foreseeable nor inferable from the drawings.
                  e. Norglass shall also provide all required information and submittals to the Virginia Racing Commission and all appropriate governmental bodies.

IV. SITE WORK CONTRACT. The base bid for the site work shall provide that the contractor shall be responsible for the following:

       A. All seeding and erosion control measurements, generally as per the drawings and specifications, required to meet EPA rules and regulations.

       B. Replacement of topsoil as necessary to complete the job.

       C. Site sanitary and drinking water required by the workforce.

       D. De-watering as required to complete the work by the schedule dates.

              Such base bid shall specifically exclude:

       A. Rock Excavation


       B. Removal and replacement of unsuitable material, the existence of which was not known or which was not reasonable discoverable or the existence of which should have been known by the Contractor prior to commencing the work; or was known to the Contractor as of the date of this contract.

V. OWNER REPRESENTATIVE. Owner shall appoint a representative to administer this contract.

VI. SCOPE OF WORK. Owner reserves the right to reduce the scope of the work for the project. Norglass fee shall not be reduced by any such scope reductions.

VII. NOTICE TO PROCEED. From and after the date of this contract, work shall proceed only pursuant to a written notice to proceed, outlining the details of the work to proceed and the cost thereof, issued by the Owner.

VIII. FINANCING CONTINGENCY. The Owner reserves the right to cancel this contract until such time as financing in irrevocably committed, evidence of which shall be provided to Norglass by March 31, 1997.

IX. SWF CONSTRUCTION. Norglass shall act as the construction manager for each of the first six satellite wagering facilities owned and operated by the Owner in the state of Virginia, including those in Chesapeake and Richmond. Norglass shall be paid 10% of the cost of the hard construction costs. Norglass shall bid the work either, at the election of the Owner, to local general contractors, in total, or to subtrades in a manner satisfactory to the Owner in its complete discretion.

X. SAVINGS. The Owner shall be entitled to 100% of the savings from the project.

Approval and Accepted this 11th day of February 1997 by and between:

Norglass, Inc.                                     Colonial Downs, L.P.

/s/
-----------------------------                      -----------------------------

General Conditions of the Contract
for Construction
AIA Document A201 - Electronic Format


                                  1987 EDITION

                                TABLE OF ARTICLES


 1. GENERAL PROVISIONS

 2. OWNER

 3. CONTRACTOR

 4. ADMINISTRATION OF THE CONTRACT

 5. SUBCONTRACTORS

 6. CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

 7. CHANGES IN THE WORK

 8. TIME

 9. PAYMENTS AND COMPLETION

10. PROTECTION OF PERSONS AND PROPERTY

11. INSURANCE AND BONDS

12. UNCOVERING AND CORRECTION OF WORK

13. MISCELLANEOUS PROVISIONS

14. TERMINATION OR SUSPENSION OF THE CONTRACT


THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES; CONSULTATION WITH AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS MODIFICATION. AUTHENTICATION OF THIS ELECTRONICALLY DRAFTED AIA DOCUMENT MAY BE MADE BY USING AIA DOCUMENT D401.

This document has been approved and endorsed by the Associated General Contractors of America.

Copyright 1911, 1915,1918, 1925, 1927, 1951, 1958, 1961, 1963, 1967, 1970, 1976,
1987 by The American Institute of Architects, 1735 New York Avenue N.W., Washington, DC 20006-5292. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will be subject to legal prosecutions.

                                      INDEX



Acceptance of Nonconforming Work
Acceptance of Work
Access to Work
Accident Prevention
Acts and Omissions
Addenda
Additional Costs, Claims for
Additional Inspections and Testing
Additional Time, Claims for
ADMINISTRATION OF THE CONTRACT
Advertisement or Invitation to Bid
Aesthetic Effect
Allowances
All-risk Insurance
Applications for Payment
Approvals
Arbitration
Architect
Architect, Definition of
Architect, Extent of  Authority
Architect, Limitations of Authority and Responsibility
Architect's Additional Services and Expenses
Architect's Administration of the Contract
Architect's Approvals
Architect's Authority to Reject Work
Architect's Copyright
Architect's Decisions

Architect's Inspections
Architect's Instructions
Architect's Interpretations
Architect's On-Site Observations
Architect's Project Representative
Architect's Relationship with Contractor
Architect's Relationship with Subcontractors
Architect's Representations
Architect's Site Visits
Asbestos
Attorneys' Fees
Award of Separate Contracts
Award of Subcontracts and Other Contracts
 for Portions of the Work
Basic Definitions
Bidding Requirements
Boiler and Machinery Insurance
Bonds, Lien
Bonds, Performance and Payment
Building Permit
Capitalization
Certificate of Substantial Completion
Certificates for Payment
Certificates of Inspection, Testing or Approval
Certificates of Insurance
Change Orders
Change Orders, Definition of
Changes
CHANGES IN THE WORK
Claim, Definition of
Claims and Disputes
Claims and Timely Assertion of Claims
Claims for Additional Cost
Claims for Additional Time

Claims for Concealed or Unknown Conditions
Claims for Damages
Claims Subject to Arbitration
Cleaning Up
Commencement of Statutory Limitation Period
Commencement of the Work, Conditions Relating to
Commencement of the Work, Definition of
Communications Facilitating Contract Administration
Completion, Conditions Relating to
COMPLETION, PAYMENTS AND
Completion, Substantial
Compliance with Laws
Concealed or Unknown Conditions
Conditions of the Contract
Consent, Written
CONSTRUCTION BY OWNER OR BY
 SEPARATE CONTRACTORS
Construction Change Directive, Definition of
Construction Change Directives
Construction Schedules, Contractor's
Contingent Assignment of Subcontracts
 Continuing Contract Performance
Contract, Definition of
CONTRACT, TERMINATION OR SUSPENSION OF THE
Contract Administration
Contract Award and Execution, Conditions Relating to
Contract Documents, The
Contract Documents, Copies Furnished and Use of
Contract Documents, Definition of
Contract Performance During Arbitration
Contract Sum
Contract Sum, Definition of

Contract Time
Contract Time, Definition of
CONTRACTOR
Contractor, Definition of
Contractor's Bid
Contractor's Construction Schedules
Contractor's Employees
Contractor's Liability Insurance
Contractor's Relationship with Separate Contractors and Owner's Forces
Contractor's Relationship with Subcontractors
Contractor's Relationship with the Architect
Contractor's Representations
Contractor's Responsibility for Those Performing the Work
Contractor's Review of Contract Documents
Contractor's Right to Stop the Work
Contractor's Right to Terminate the Contract
Contractor's Submittals
Contractor's Superintendent
Contractor's Supervision and Construction Procedures
Contractual Liability Insurance
Coordination and Correlation
Copies Furnished of Drawings and Specifications
Correction of Work
Cost, Definition of
Costs
Cutting and Patching
Damage to Construction of Owner or Separate
Contractors

Damage to the Work
Damages, Claims for
Damages for Delay
Date of Commencement of` the Work, Definition of Date of Substantial Completion, Definition of
Day, Definition of
Decisions of the Architect
Decisions to Withhold Certification
Defective or Nonconforming Work, Acceptance,
Rejection and Correction of
Defective Work, Definition of
Definitions
Delays and Extensions of Time
Disputes
Documents and Samples at the Site
Drawings, Definition of
Drawings and Specifications, Use and Ownership of
Duty to Review Contract Documents and Field Conditions
Effective Date of Insurance
Emergencies
Employees, Contractor's
Equipment, Labor, Materials and
Execution and Progress of the Work
Execution, Correlation and Intent of the Contract Documents
Extensions of Time
Failure of Payment by Contractor
Failure of Payment by Owner
Faulty Work (See Defective or Nonconforming Work)
Final Completion and Final Payment
Financial Arrangements, Owner's
Fire and Extended Coverage Insurance
GENERAL PROVISIONS
Governing Law
Guarantees (See Warranty and Warranties)

Hazardous Materials
Identification of Contract Documents
Identification of Subcontractors and Suppliers
Indemnification
Information and Services Required of the Owner
Injury or Damage to Person or Property
Inspections
Instructions to Bidders
Instructions to the Contractor
Insurance
Insurance, Boiler and Machinery
Insurance, Contractor's Liability
Insurance, Effective Date of
Insurance, Loss of Use
Insurance, Owner's Liability
Insurance, Property
Insurance, Stored Materials
INSURANCE AND BONDS
Insurance Companies, Consent to Partial
Occupancy
Insurance Companies, Settlement with
Intent of the Contract Documents
Interest
Interpretation
Interpretations, Written
Joinder and Consolidation of Claims Required
Judgment on Final Award
Labor and Materials, Equipment
Labor Disputes
Laws and Regulations
Liens
Limitation on Consolidation or Joinder
Limitations, Statutes of
Limitations of Authority
Limitations of Liability
Limitations of Time, General

Limitations of Time, Specific
Loss of Use Insurance
Material Suppliers
Materials, Hazardous
Materials, Labor, Equipment and
Means, Methods, Techniques, Sequences and
Procedures of Construction
Minor Changes in the Work
MISCELLANEOUS PROVISIONS
Modifications, Definition of
Modifications to the Contract
Mutual Responsibility
Nonconforming Work, Acceptance of
Nonconforming Work, Rejection and Correction of
Notice
Notice, Written
Notice of Testing and Inspections
Notice to Proceed
Notices, Permits, Fees and
Observations, Architect's On-Site
Observations, Contractor's
Occupancy
On-Site Inspections by the Architect
On-Site Observations by the Architect
Orders, Written
OWNER
Owner, Definition of
Owner, Information and Services Required of the

Owner's Authority
Owner's Financial Capability
Owner's Liability Insurance
Owner's Loss of Use Insurance
Owner's Relationship with Subcontractors
Owner's Right to Carry Out the Work
Owner's Right to Clean Up
Owner's Right to Perform Construction and to Award Separate Contracts Owner's Right to Stop the Work
Owner's Right to Suspend the Work
Owner's Right to Terminate the Contract
Ownership and Use of Architect's Drawings, Specifications
 and Other Documents
Partial Occupancy or Use
Patching, Cutting and
Patents, Royalties and
Payment, Applications for
Payment, Certificates for
Payment, Failure of
Payment Final
Payment Bond, Performance Bond and
Payments, Progress
PAYMENTS AND COMPLETION
Payments to Subcontractors
PCB
Performance Bond and Payment Bond
Permits, Fees and Notices
PERSONS AND PROPERTY, PROTECTION OF
Polychlorinated Biphenyl
Product Data, Definition of
Product Data and Samples, Shop Drawings
Progress and Completion
Progress Payments
Project, Definition of the
Project Manual, Definition of the
Project Manuals
Project Representatives
Property Insurance
PROTECTION OF PERSONS AND PROPERTY

Regulations and Laws
Rejection of Work
Releases of Waivers and Liens
Representations
Representatives
Resolution of Claims and Disputes
Responsibility for Those Performing the Work
Retainage
Review of Contract Documents and Field Conditions by Contractor
Review of Contractor's Submittals by Owner and
Architect
Review of Shop Drawings, Product Data and Samples by
Contractor
Rights and Remedies
Royalties and Patents
Rules and Notices for Arbitration
Safety of Persons and Property
Safety Precautions and Programs
Samples, Definition of
Samples, Shop Drawings, Product Data and
Samples at the Site, Documents and
Schedule of Values
Schedules, Construction
Separate Contracts and Contractors
Shop Drawings, Product Data and Samples
Site, Use of
Site Inspections
Site Visits, Architect's
Special Inspections and Testing
Specifications, Definition of the
Specifications, The
Statute of  Limitations
Stopping the Work
Stored Materials
Subcontractor, Definition of
SUBCONTRACTORS

Subcontractors, Work by
Subcontractual Relations
Submittals
Subrogation, Waivers of
Substantial Completion
Substantial Completion, Definition of
Substitution of Subcontractors
Substitution of the Architect
Substitutions of Materials
Sub-subcontractor, Definition of
Subsurface Conditions
Successors and Assigns
Superintendent
Supervision and Construction Procedures
Surety
Surety, Consent of
Surveys
Suspension by the Owner for Convenience
Suspension of the Work
Suspension or Termination of the Contract
Taxes
Termination by the Contractor
Termination by the Owner for Cause
Termination of the Architect
Termination of the Contractor
TERMINATION OR SUSPENSION OF THE
CONTRACT
Tests and Inspections
TIME
Time, Delays and Extensions of
Time Limits, Specific
Time Limits on Claims
Title to Work
UNCOVERING AND CORRECTION OF WORK
Uncovering of Work
Unforeseen Conditions
Unit Prices
Use of Documents
Use of Site

Values, Schedule of
Waiver of Claims: Final Payment
Waiver of Claims by the Architect
Waiver of Claims by the Contractor
Waiver of Claims by the Owner
Waiver of Liens
Waivers of Subrogation
Warranty and Warranties
Weather Delays
When Arbitration May Be Demanded
Work, Definition of
Written Consent
Written Interpretations
Written Notice
Written Orders

               GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION

                                    ARTICLE 1
                               GENERAL PROVISIONS

1.1 BASIC DEFINITIONS

1.1.1 THE CONTRACT DOCUMENTS

The Contract Documents consist of the Agreement between Owner and Contractor (hereinafter the Agreement), Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, addenda issued prior to execution of the Contract, other documents listed in the Agreement and Modifications issued after execution of the Contract. A Modification is (1) a written amendment to the Contract signed by both parties, (2) a Change Order,
(3) a Construction Change Directive or (4) a written order for a minor change in the Work issued by the Architect. Unless specifically enumerated in the Agreement, the Contract Documents do not include other documents such as bidding requirements (advertisement or invitation to bid. Instructions to Bidders, sample forms, the Contractor's bid or portions of addenda relating to bidding requirements).

1.1.2 THE CONTRACT

The Contract Documents form the Contract for Construction. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. The Contract may be amended or modified only by a Modification. The Contract Documents shall not be construed to create a contractual relationship of any kind (1) between the Architect and Contractor, (2) between the Owner and a Subcontractor or Sub-subcontractor or (3) between any persons or entities other than the Owner and Contractor. The Architect shall, however, be entitled to performance and enforcement of obligations under the Contract intended to facilitate performance of the Architect's duties.

1.1.3 THE WORK

The term "Work" means the construction and services required by the Contract Documents, whether completed or partially completed, and includes all other labor, materials, equipment and services provided or to be provided by the Contractor to fulfill the Contractor's obligations. The Work may constitute the whole or a part of the Project.

1.1.4 THE PROJECT

The Project is the total construction of which the Work performed under the Contract Documents may be the whole or a part and which may include construction by the Owner or by separate contractors.

1.1.5 THE DRAWINGS

The Drawings are the graphic and pictorial portions of the Contract Documents, wherever located and whenever issued, showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules and diagrams.

1.1.6 THE SPEC1FICATIONS

The Specifications are that portion of the Contract Documents consisting of the written requirements for materials, equipment, construction systems, standards and workmanship for the Work, and performance of related services.

1.1.7 THE PROJECT MANUAL

The Project Manual is the volume usually assembled for the Work which may include the bidding requirements, sample forms, Conditions of the Contract and Specifications.

1.2 EXECUTION, CORRELATION AND INTENT

1.2.1 The Contract Documents shall be signed by the Owner and Contractor as provided in the Agreement. If either the Owner or Contractor or both do not sign all the Contract Documents, the Architect shall identify such unsigned Documents upon request.

1.2.2 Execution of the Contract by the Contractor is a representation that the Contractor has visited the site, become familiar with local conditions under which the Work is to be performed and correlated personal observations with requirements of the Contract Documents.

1.2.3 The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Contractor shall be required only to the extent consistent with the Contract Documents and reasonably inferable from them as being necessary to produce the intended results.

1.2.4 Organization of the Specifications into divisions, sections and articles, and arrangement of Drawings shall not control the Contractor in dividing the Work among Subcontractors or in establishing the extent of Work to be performed by any trade.

1.2.5 Unless otherwise stated in the Contract Documents, words which have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.

1.3 OWNERSHIP AND USE OF ARCHITECT'S DRAWINGS, SPECIFICATIONS AND OTHER
DOCUMENTS

1.3.1 The Drawings, Specifications and other documents prepared by the Architect are instruments of the Architect's service through which the Work to be executed by the Contractor is described. The Contractor may retain one contract record set. Neither the Contractor nor any Subcontractor, Sub-subcontractor or material or equipment supplier shall own or claim a copyright in the Drawings, Specifications and other documents prepared by the Architect, and unless otherwise indicated the Architect shall be deemed the author of them and will retain all common law, statutory and other reserved rights, in addition to the copyright. All copies of them, except the Contractor's record set, shall be returned or suitably accounted for to the Architect, on request, upon completion of the Work. The Drawings, Specifications and other documents prepared by the Architect, and copies thereof furnished to the Contractor, are for use solely with respect to this Project. They are not to be used by the Contractor or any Subcontractor, Sub- subcontractor or material or equipment supplier on other projects or for additions to this Project outside the scope of the Work without the specific written consent of the Owner and Architect. The Contractor, Subcontractors, Sub-subcontractors and material or equipment suppliers are granted a limited license to use and reproduce applicable portions of the Drawings, Specifications and other documents prepared by the

Architect appropriate to and for use in the execution of their Work under the Contract Documents. All copies made under this license shall bear the statutory copyright notice, if any, shown on the Drawings, Specifications and other documents prepared by the Architect. Submittal or distribution to meet official regulatory requirements or for other purposes in connection with this Project is not to be construed as publication in derogation of the Architect's copyright or other reserved rights.

1.4 CAPITALIZATION

1.4.1 Terms capitalized in these General Conditions include those which are (1) specifically defined, (2) the titles of numbered articles and identified references to Paragraphs, Subparagraphs and Clauses in the document or (3) the titles of other documents published by the American Institute of Architects.

1.5 INTERPRETATION

1.5.1 In the interest of brevity the Contract Documents frequently omit modifying words such as "all" and "any" and articles such as "the" and "an," but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.


ARTICLE 2
OWNER

2.1 DEFINITION

2.1.1 The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term "Owner" means the Owner or the Owner's authorized representative.

2.1.2 The Owner upon reasonable written request shall furnish to the Contractor in writing information which is necessary and relevant for the Contractor to evaluate, give notice of or enforce mechanic's lien rights. Such information shall include a correct statement of the record legal title to the property on which the Project is located, usually referred to as the site, and the Owner's interest therein at the time of execution of the Agreement and, within five days after any change, information of such change in title, recorded or unrecorded.

2.2 INFORMATION AND SERVICES REQUIRED OF THE OWNER

2.2.1 The Owner shall, at the request of the Contractor, prior to execution of the Agreement and promptly from time to time thereafter, furnish to the Contractor reasonable evidence that financial arrangements have been made to fulfill the Owner's obligations under the Contract. [Note: Unless such reasonable evidence were furnished on request prior to the execution of the Agreement, the prospective contractor would not be required to execute the Agreement or to commence the Work.

2.2.2 The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site.

2.2.3 Except for permits and fees which are the responsibility of the Contractor under the Contract Documents, the Owner shall secure and pay for necessary approvals, easements, assessments and charges required for construction, use or occupancy of permanent structures or for permanent changes in existing facilities.

2.2.4 Information or services under the Owner's control shall be furnished by the Owner with reasonable promptness to avoid delay in orderly progress of the Work.

2.2.5 Unless otherwise provided in the Contract Documents, the Contractor will be furnished, free of charge, such copies of Drawings and Project Manuals as are reasonably necessary for execution of the Work.

2.2.6 The foregoing are in addition to other duties and responsibilities of the Owner enumerated herein and especially those in respect to Article 6 (Construction by Owner or by Separate Contractors), Article 9 (Payments and Completion) and Article 11 (Insurance and Bonds).

2.3 OWNER'S RIGHT TO STOP THE WORK

2.3.1 If the Contractor fails to correct Work which is not in accordance with the requirements of the Contract Documents as required by Paragraph 12.2 or persistently fails to carry out Work in accordance with the Contract Documents, the Owner, by written order signed personally or by an agent specifically so empowered by the Owner in writing, may order the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity, except to the extent required by Subparagraph 6.1.3.

2.4 OWNER'S RIGHT TO CARRY OUT THE WORK

2.4.1 If the Contractor defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within a seven-day period after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may after such seven-day period give the Contractor a second written notice to correct such deficiencies within a second seven-day period. If the Contractor within such second seven-day period after receipt of such second notice fails to commence and continue to correct any deficiencies, the Owner may, without prejudice to other remedies the Owner may have, correct such deficiencies. In such case an appropriate Change Order shall be issued deducting from payments then or thereafter due the Contractor the cost of correcting such deficiencies, including compensation for the Architect's additional services and expenses made necessary by such default, neglect or failure. Such action by the Owner and amounts charged to the Contractor are both subject to prior approval of the Architect. If payments then or thereafter due the Contractor are not sufficient to cover such amounts, the Contractor shall pay the difference to the Owner.

  ARTICLE 3
CONTRACTOR

3.1 DEFINITION

3.1.1 The Contractor is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term "Contractor" means the Contractor or the Contractor's authorized representative.

3.2 REVIEW OF CONTRACT DOCUMENTS AND FIELD CONDITIONS BY CONTRACTOR

3.2.1 The Contractor shall carefully study and compare the Contract Documents with each other and with information furnished by the Owner pursuant to Subparagraph 2.2.2 and shall at once report to the Architect errors, inconsistencies or omissions discovered. The Contractor shall not be liable to the Owner or Architect for damage resulting from errors, inconsistencies or omissions in the Contract Documents unless the Contractor recognized such error, inconsistency or omission and knowingly failed to report it to the Architect. If the Contractor performs any construction activity knowing it involves a recognized error, inconsistency or omission in the Contract Documents without such notice to the Architect, the Contractor shall assume appropriate responsibility for such performance and shall bear an appropriate amount of the attributable costs for correction.

3.2.2 The Contractor shall take field measurements and verify field conditions and shall carefully compare such field measurements and conditions and other information known to the Contractor with the Contract Documents before commencing activities. Errors, inconsistencies or omissions discovered shall be reported to the Architect at once.

3.2.3 The Contractor shall perform the Work in accordance with the Contract Documents and submittals approved pursuant to Paragraph 3.12.

3.3 SUPERVISION AND CONSTRUCTION PROCEDURES

3.3.1 The Contractor shall supervise and direct the Work, using the Contractor's best skill and attention. The Contractor shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the Contract, unless Contract Documents give other specific instructions concerning these matters.

3.3.2 The Contractor shall be responsible to the Owner for acts and omissions of the Contractor's employees, Subcontractors and their agents and employees, and other persons performing portions of the Work under a contract with the Contractor.

3.3.3 The Contractor shall not be relieved of obligations to performing the Work in accordance with the Contract Documents either by activities or duties of the Architect in the Architect's administration of the Contract, or by tests, inspections or approvals required or performed by persons other than the Contractor.

3.3.4 The Contractor shall be responsible for inspection of portions of Work already performed under this Contract to determine that such portions are in proper condition to receive subsequent Work.

3.4 LABOR AND MATERIALS

3.4.1 Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

3.4.2 The Contractor shall enforce strict discipline and good order among the Contractor's employees and other persons carrying out the Contract. The Contractor shall not permit employment of unfit persons or persons not skilled in tasks assigned to them.

3.5  WARRANTY

3.5.1 The Contractor warrants to the Owner and Architect that materials and equipment furnished under the Contract will be of good quality and new unless otherwise required or permitted by the Contract Documents, that the Work will be free from defects not inherent in the quality required or permitted, and that the Work will conform with the requirements of the Contract Documents. Work not conforming to these requirements, including substitutions not properly approved and authorized, may be considered defective. The Contractor's warranty excludes remedy for damage or defect caused by abuse, modifications not executed by the Contractor, improper or insufficient maintenance, improper operation, or normal wear and tear under normal usage. If required by the Architect, the Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment.

3.6  TAXES

3.6.1 The Contractor shall pay sales, consumer, use and similar taxes for the Work or portions thereof provided by the Contractor which are legally enacted when bids are received or negotiations concluded, whether or not yet effective or merely scheduled to go into effect.

3.7  PERMITS, FEES AND NOTICES

3.7.1. Unless otherwise provided in the Contract Documents, the Contractor shall secure and pay for the building permit and other permits and governmental fees, licenses and inspections necessary for proper execution and completion of the Work which are customarily secured after execution of the Contract and which are legally required when bids are received or negotiations concluded.

3.7.2 The Contractor shall comply with and give notices required by laws, ordinances, rules, regulations and lawful orders of public authorities bearing on performance of the Work.

3.7.3. It is not the Contractor's responsibility to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, building codes, and rules and regulations. However, if the contractor observes that portions of the Contract Documents are at variance therewith, the Contractor shall promptly notify the Architect and Owner in writing, and necessary changes shall be accomplished by appropriate Modification.

3.7.4 If the Contractor performs Work knowing it to be contrary to laws, statutes, ordinances, building codes, and rules and regulations without such notice to the Architect and Owner, the Contractor shall assume full responsibility for such Work and shall bear the attributable costs.

3.8 ALLOWANCES

3.8.1 The Contractor shall include in the Contract Sum all allowances stated in the Contract Documents. Items covered by allowances shall be supplied for such amounts and by such persons or entities as the Owner may direct, but the Contractor shall not be required to employ persons or entities against which the Contractor makes reasonable objection.

3.8.2  Unless otherwise provided in the Contract Documents:

         .1 materials and equipment under an
         allowance shall be selected promptly by the Owner to avoid delay in the Work;

         .2 shall cover the cost to the Contractor of materials and equipment delivered at the site and all required taxes, less applicable trade discounts;

         .3 Contractor's costs for unloading and handling at the site, labor, installation costs, overhead, profit and other expenses contemplated for stated allowance amounts shall be included in the Contract Sum and not in the allowances;

         .4 whenever costs are more than or less than allowances, the Contract Sum shall be adjusted accordingly by Change Order. The amount of the Change Order shall reflect (1) the difference between actual costs and the allowances under Clause 3.8.2.2. and (2) changes in Contractor's costs under Clause 3.8.2.3.

3.9 SUPERINTENDENT

3.9.1 The Contractor shall employ a competent superintendent and necessary assistants who shall be in attendance at the Project site during performance of the Work. The superintendent shall represent the Contractor, and communications given to the superintendent shall be as binding as if given to the Contractor. Important communications shall be confirmed in writing. Other communications shall be similarly confirmed on written request in each case.

3.10 CONTRACTOR'S CONSTRUCTION SCHEDULES

3.10.1 The Contractor, promptly after being awarded the Contract, shall prepare and submit for the Owner's and Architect's information a Contractor's construction schedule for the Work. The schedule shall not exceed time limits current under the Contract Documents, shall be revised at appropriate intervals as required by the conditions of the Work and Project, shall be related to the entire Project to the extent required by the Contract Documents, and shall provide for expeditious and practicable execution of the Work.

3.10.2 The Contractor shall prepare and keep current, for the Architect's approval, a schedule of submittals which is coordinated with the Contractor's construction schedule and allows the Architect reasonable time to review submittals.

3.10.3 The Contractor shall conform to the most recent schedules.

3.11 DOCUMENTS AND SAMPLES AT THE SITE

3.11.1 The Contractor shall maintain at the site for the Owner one record copy of the Drawings, Specifications, addenda, Change Orders and other Modifications, in good order and marked currently to record changes and selections made during construction, and in addition approved Shop Drawings, Product Data, Samples and similar required submittals. These shall be available to the Architect and shall be delivered to the Architect for submittal to the Owner upon completion of the Work.

3.12 SHOP DRAWINGS, PRODUCT DATA AND SAMPLES

3.12.1 Shop Drawings are drawings, diagrams, schedules and other data specially prepared for the Work by the Contractor or a Subcontractor, Sub-subcontractor, manufacturer, supplier or distributor to illustrate some portion of the Work.

3.12.2 Product Data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by the Contractor to illustrate materials or equipment for some portion of the Work.

3.12.3 Samples are physical examples which illustrate materials, equipment or workmanship and establish standards by which the Work will be judged.

3.12.4 Shop Drawings, Product Data, Samples and similar submittals are not Contract Documents. The purpose of their submittal is to demonstrate for those portions of the Work for which submittals are required the way the Contractor proposes to conform to the information given and the design concept expressed in the Contract Documents. Review by the Architect is subject to the limitations of Subparagraph 4.2.7.

3.12.5 The Contractor shall review, approve and submit to the Architect Shop Drawings, Product Data, Samples and similar submittals required by the Contract Documents with reasonable promptness and in such sequence as to cause no delay in the Work or in the activities of the Owner or of separate contractors.

Submittals made by the Contractor which are not required by the Contract Documents may be returned without action.

3.12.6 The Contractor shall perform no portion of the Work requiring submittal and review of Shop Drawings, Product Data, Samples or similar submittals until the respective submittal has been approved by the Architect. Such Work shall be in accordance with approved submittals.

3.12.7 By approving and submitting Shop Drawings, Product Data, Samples and similar submittals, the Contractor represents that the Contractor has determined and verified materials, field measurements and field construction criteria related thereto, or will do so, and has checked and coordinated the information contained within such submittals with the requirements of the Work and of the Contract Documents.

3.12.8 The Contractor shall not be relieved of responsibility for deviations from requirements of the Contract Documents by the Architect's approval of Shop Drawings, Product Data, Samples or similar submittals unless the Contractor has specifically informed the Architect in writing of such deviation at the time of submittal and the Architect has given written approval to the specific deviation. The Contractor shall not be relieved of responsibility for errors or omissions in Shop Drawings, Product Data, Samples or similar submittals by the Architect's approval thereof.

3.12.9 The Contractor shall direct specific attention, in writing or on resubmitted Shop Drawings, Product Data, Samples or similar submittals, to revisions other than those requested by the Architect on previous submittals.

3.12.10 Informational submittals upon which the Architect is not expected to take responsive action may be so identified in the Contract Documents.

 3.12.11 When professional certification of performance criteria of materials, systems or equipment is required by the Contract Documents, the Architect shall be entitled to rely upon the accuracy and completeness of such calculations and certifications

3.13 USE OF SITE

3.13.1 The Contractor shall continue operations at the site to areas permitted by law, ordinances, permits and the Contract Documents and shall not unreasonably encumber the site with materials or equipment.

3.14 CUTT1NG AND PATCHING

3.14.1 The Contractor shall be responsible for cutting, fitting or patching required to complete the Work or to make its parts fit together properly.

3.14.2 The Contractor shall not damage or endanger a portion of the Work or fully or partially completed construction of the Owner or separate contractors by cutting, patching or otherwise altering such construction, or by excavation. The Contractor shall not cut or otherwise alter such construction by the Owner or a separate contractor except with written consent of the Owner and of such separate contractor; such consent shall not be unreasonably withheld. The Contractor shall not unreasonably withhold from the Owner or a separate contractor the Contractor's consent to cutting or otherwise altering the Work.




3.15 CLEANING UP

3.15.1 The Contractor shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract. At completion of the Work the Contractor shall remove from and about the Project waste materials, rubbish, the Contractor's tools, construction equipment, machinery and surplus materials.

3.15.2 If the Contractor fails to clean up as provided in the Contract Documents, the Owner may do so and the cost thereof shall be charged to the Contractor.

3.16 ACCESS TO WORK

3.6.1 The Contractor shall provide the Owner and Architect access to the Work in preparation and progress wherever located.

3.17 ROYALTIES AND PATENTS

3.17.1 The Contractor shall pay all royalties and license fees. The Contractor shall defend suits or claims for infringement of patent rights and shall hold the Owner and Architect harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Contract Documents. However, if the Contractor has reason to believe that the required design, process or product is an infringement of a patent, the Contractor shall be responsible for such loss unless such information is promptly furnished to the Architect.

3.18  INDEMNIFICATION

3.18.1 To the fullest extent permitted by law, the Contractor shall indemnify and hold harmless the Owner, Architect, Architect's consultants, and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) including loss of use resulting therefrom, but only to the extent caused in whole or in part by negligent acts or omissions of the Contractor, a Subcontractor, anyone directly or indirectly employed by them, or anyone for whose acts they may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Paragraph 3.18.

3.18.2 In claims against any person or entity indemnified under this Paragraph
3.18 by an employee of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under this Paragraph 3.18 shall nor be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Contractor or a Subcontractor under workers' or workmen's compensation acts, disability benefit acts or other employee benefit acts.

3.18.3 The obligations of the Contractor under this Paragraph 3.18 shall not extend to the liability of the Architect, the Architect's consultants, and agents and employees of any of them arising out of (1) the preparation or approval of maps, drawings, opinions, reports, surveys, Change Orders, designs or specifications, or (2) the giving of or the failure to give directions or instructions by the Architect, the Architect's consultants, and agents and employees of any of them provided such giving or failure to give is the primary cause of the injury or damage.

                ARTICLE 4
ADMINISTRATION OF THE CONTRACT

4.1 ARCHITECT

4.1.1 The Architect is the person lawfully licensed to practice architecture or an entity lawfully practicing architecture identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term "Architect" means the Architect or the Architect's authorized representative.

4.1.2 Duties, responsibilities and limitations of authority of the Architect as set forth in the Contract Documents shall not be restricted, modified or extended without written consent of the Owner, Contractor and Architect. Consent shall not be unreasonably withheld.

4.1.3 In case of termination of employment of the Architect, the Owner shall appoint an Architect against whom the Contractor makes no reasonable objection and whose status under the Contract Documents shall be that of the former architect.

4.1.4 Disputes arising under Subparagraphs 4.1.2 and 4.1.3 shall be subject to arbitration.

4.2 ARCHITECT'S ADMINISTRATION OF THE CONTRACT

4.2.1 The Architect will provide administration of the Contract as described in the Contract Documents, and will be the Owner's representative (1) during construction, (2) until final payment is due and (3) with the Owner's concurrence, from time to time during the correction period described in Paragraph 12.2. The Architect will advise and consult with the Owner. The Architect will have authority to act on behalf of the Owner only to the extent provided in the Contract Documents, unless otherwise modified by written instrument in accordance with other provisions of the Contract.

4.2.2 The Architect will visit the site at intervals appropriate to the stage of construction to become generally familiar with the process and quality of the completed Work and to determine in general if the Work is being performed in a manner indicating that the Work, when completed, will be in accordance with the Contract Documents. However, the Architect will not be required to make exhaustive or continuous on-site inspections to check quality or quantity of the Work. On the basis of on-site observations as an architect, the Architect will keep the Owner informed of progress of the Work, and will endeavor to guard the Owner against defects and deficiencies in the Work.

4.2.3 The Architect will not have control over or charge of and will not be responsible for construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Work, since these are solely the Contractor's responsibility as provided in Paragraph
3.3. The Architect will not be responsible for the Contractor's failure to carry out the Work in accordance with the Contract Documents. The Architect will not have control over or charge of and will not be responsible for acts or omissions of the Contractor, Subcontractors, or their agents or employees, or of any other persons performing portions of the Work.

4.2.4 Communications Facilitating Contract Administration.

Except as otherwise provided in the Contract Documents or when direct communications have been specially authorized, the Owner and Contractor shall endeavor to communicate through the Architect. Communications by and with the Architect's consultants shall be through the Architect. Communications by and with Subcontractors and material suppliers shall be through the Contractor. Communications by and with separate contractors shall be through the Owner.


4.2.5 Based on the Architect's observations and evaluations of the Contractor's Applications for Payment, the Architect will review and certify the amounts due the Contractor and will issue Certificates for Payment in such amounts.

4.2.6 The Architect will have authority to reject Work which does not conform to the Contract Documents Whenever the Architect considers it necessary or advisable for implementation of the intent of the Contract

Documents, the Architect will have authority to require additional inspection or testing of the Work in accordance with Subparagraphs 13.5.2 and 13.5.3, whether or not such Work is fabricated, installed or completed. However, neither this authority of the Architect nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Architect to the Contractor, Subcontractors, material and equipment suppliers, their agents or employees, or other persons performing portions of the Work.

4.2.7 The Architect will review and approve or take other appropriate action upon the Contractor's submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Architect's action will be taken with such reasonable promptness as to cause no delay in the Work or in the activities of the Owner, Contractor or separate contractors, while allowing sufficient time in the Architect's professional judgement to permit adequate review. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities, or for substantiating instructions for installation or performance of equipment or systems, all of which remain the responsibility of the Contractor as required by the Contract Documents. The Architect's review of the Contractor's submittals shall not relieve the Contractor of the obligations under Paragraphs 3.3, 3.5 and 3.12. The Architect's review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Architect, of any construction means, methods, techniques, sequences or procedures. The Architect's approval of a specific item shall not indicate approval of an assembly of which the item is a component.

4.2.8 The Architect will prepare Change Orders and Construction Change Directives, and may authorize minor changes in the Work as provided in Paragraph 7.4.

4.2.9 The Architect will conduct inspections to determine the date or dates of Substantial Completion and the date of final completion, will receive and forward to the Owner for the Owner's review and records written warranties and related documents required by the Contract and assembled by the Contractor, and will issue a final Certificate for Payment upon compliance with the requirements of the Contract Documents.

4.2.10 If the Owner and Architect agree, the Architect will provide one or more project representatives to assist in carrying out the Architect's responsibilities at the site. The duties, responsibilities and limitations of authority of such project representatives shall be as set forth in an exhibit to be incorporated in the Contract Documents.

4.2.11 The Architect will interpret and decide matters concerning performance under and requirements of the Contract Documents on written request of either the Owner or Contractor. The Architect's response to such requests will be made with reasonable promptness and within any time limits agreed upon. If no agreement is made concerning the time within which interpretations required of the Architect shall be furnished in compliance with this Paragraph 4.2, then delay shall not be recognized on account of failure by the Architect to furnish such interpretations until 15 days after written request is made for them.

4.2.12 Interpretations and decisions of the Architect will be consistent with the intent of and reasonably inferable from the Contract Documents and will be in writing or in the form of drawings. When making such interpretations and decisions, the Architect will endeavor to secure faithful performance by both Owner and Contractor, will not show partiality to either and will not be liable for results of interpretations or decisions so rendered in good faith.

4.2.13 The Architect's decisions on matters relating to aesthetic effect will be final if consistent with the intent expressed in the Contract Documents.

4.3 CLA1MS AND DISPUTES

4.3.1 Definition. A Claim is a demand or assertion by one of the parties seeking, as a matter of right, adjustment or interpretation of Contract terms, payment of money, extension of time or other relief with respect to the terms of the Contract. The term "Claim" also includes other disputes and matters in question between the Owner and Contractor arising out of or relating to the Contract. Claims must be made by written notice. The responsibility to substantiate Claims shall rest with the party making the Claim.

4.3.2 Decision of Architect. Claims, including those alleging an error or omission by the Architect, shall be referred initially to the Architect for action as provided in Paragraph 4.4. A decision by the Architect, as provided in Subparagraph 4.4.4, shall be required as a condition precedent to arbitration or litigation of a Claim between the Contractor and Owner as to all such matters arising prior to the date final payment is due, regardless of (l) whether such matters relate to execution and progress of the Work or (2) the extent to which the Work has been completed. The decision by the Architect in response to a Claim shall not be a condition precedent to arbitration or litigation in the event (1) the position of Architect is vacant, (2) the Architect has not received evidence or has failed to render a decision within agreed time limits,
(3) the Architect has failed to take action required under Subparagraph 4.4.4 within 30 days after the Claim is made, (4) 45 days have passed after the Claim has been referred to the Architect or (5) the Claim relates to a mechanic's lien.

4.3.3 Time Limits on Claims. Claims by either party must be made within 21 days after occurrence of the event giving rise to such Claim or within 21 days after the claimant first recognizes the condition giving rise to the Claim, whichever is later. Claims must be made by written notice. An additional Claim made after the initial Claim has been implemented by Change Order will not be considered unless submitted in a timely manner.

4.3.4 Continuing Contact Performance. Pending final resolution of a Claim including arbitration, unless otherwise agreed in writing the Contractor shall proceed diligently with performance of the Contract and the Owner shall continue to make payments in accordance with the Contract Documents.

4.3.5 Waiver of Claims: Final Payment. The making of final payment shall constitute a waiver of Claims by the Owner except those arising from:

         .1 liens, Claims, security interests or
         encumbrances arising out of the Contract and unsettled;

         .2 failure of the Work to comply with the requirements of the Contract Documents; or

         .3 terms of special warranties required by the Contract Documents.

4.3.6 Claims for Concealed or Unknown Conditions. If conditions are encountered at the site which are (1) subsurface or otherwise concealed physical conditions which differ materially from those indicated in the Contract Documents or (2) unknown physical conditions of an unusual nature, which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents, then notice by the observing party shall be given to the other party promptly before conditions are disturbed and in no event later than 21 days after first observance of the conditions. The Architect will promptly investigate such conditions and, if they differ materially and cause an increase or decrease in the Contractor's cost of, or time required for, performance of any part of the Work, will recommend an equitable adjustment in the Contract Sum or Contract Time, or both. If the Architect determines that the conditions at the site are not materially different from those indicated in the Contract Documents and that no change in the terms of the Contract is justified, the Architect shall so notify the Owner and Contractor in writing, stating the reasons. Claims by either party in opposition to such determination must be made within 21 days after the Architect has given notice of the decision. If the Owner and Contractor cannot agree on an adjustment in the Contract Sum or Contract Time, the adjustment shall be referred to the Architect for initial determination, subject to further proceedings pursuant to Paragraph 4.4.

4.3.7 Claims for Additional Cost. If the Contractor wishes to make Claim for an increase in the Contract Sum, written notice as provided herein shall be given before proceeding to execute the Work. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Paragraph
10.3. If the Contractor believes additional cost is involved for reasons including but not limited to (1) a written interpretation from the Architect,
(2) an order by the Owner to stop the Work where the Contractor was not at fault, (3) a written order for a minor change in the Work issued by the Architect, (4) failure of payment by the Owner, (5) termination of the Contract by the Owner, (6) Owner's suspension or (7) other reasonable grounds. Claim shall be filed in accordance with the procedure established herein.

4.3.8 Claims for Additional Time

4.3.8.1 If the Contractor wishes to make Claim for all increase in the Contract Time, written notice as provided herein shall be given. The Contractor's Claim shall include an estimate of cost and of probable effect of delay on progress of the Work. In the case of a continuing delay only one Claim is necessary.

4.3.8.2 If adverse weather conditions are the basis for a Claim for additional time, such Claim shall be documented by data substantiating that weather conditions were abnormal for the period of time and could not have been reasonably anticipated, and that weather conditions had an adverse effect on the scheduled construction.

4.3.9 Injury or Damage to Person or Property. If either party to the Contract suffers injury or damage to person or property because of an act or omission of the other party, of any of the other party's employees or agents, or of others for whose acts such party is legally liable, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days after first observance. The notice shall provide sufficient detail to enable the other party to investigate the matter. If a Claim for additional cost or time related to this Claim is to be asserted, it shall be filed as provided in Subparagraphs 4.3.7 or 4.3.8.

4.4 RESOLUTION OF CLAIMS AND DISPUTES

4.4.1 The Architect will review Claims and take one or more of the following preliminary actions within ten days of receipt of a Claim: (1) request additional upcoming data from the claimant, (2) submit a schedule to the parties indicating when the Architect expects to take action, (3) reject the Claim in whole or in part, stating reasons for rejection, (4) recommend approval of the Claim by the other party or (5) suggest a compromise. The Architect may also, but is not obligated to, notify the surety, if any, of the nature and amount of the Claim.

4.4.2 If a Claim has been resolved, the Architect will prepare or obtain appropriate documentation.

4.4.3 If a Claim has not been resolved, the party, making the Claim shall, within ten days after the Architect's preliminary response, take one or more of the following actions: (1) submit additional supporting data requested by the Architect, (2) modify the initial Claim or (3) notify the Architect that the initial Claim stands.


4.4.4 If a Claim has not been resolved after reconsideration of the foregoing and of further evidence presented by the parties or requested by the Architect, the Architect will notify the parties in writing that the Architect's decision will be made within seven days, which decision shall be final and binding on the parties but subject to arbitration. Upon expiration of such time period, the Architect will render to the parties the Architect's written decision relative to the Claim, including any change in the Contract Sum or

Contract Time or both. If there is a surety and there appears to be a possibility of a Contractor's default, the Architect may, but is not obligated to, notify the surety and request the surety's assistance in resolving the controversy.

4.5 ARBITRATION

4.5.1 Controversies and Claims Subject to Arbitration. Any controversy or Claim arising out of or related to the Contract, or the breach thereof, shall be settled by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof, except controversies or Claims relating to aesthetic effect and except those waived as provided for in Subparagraph 4.3.5. Such controversies or Claims upon which the Architect has given notice and rendered a decision as provided in Subparagraph 4.4.4 shall be subject to arbitration upon written demand of either party. Arbitration may be commenced when 35 days have passed after a Claim has been referred to the Architect as provided in Paragraph
4.3 and no decision has been rendered.

4.5.2 Rules and Notices for Arbitration. Claims between the Owner and Contractor not resolved under Paragraph 4.4 shall, if subject to arbitration under Subparagraph 4.5.1, be decided by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association currently in effect, unless the parties mutually agree otherwise. Notice of demand for arbitration shall be filed in writing with the other party to the Agreement between the Owner and Contractor and with the American Arbitration Association, and a copy shall be filed with the Architect.

4.5.3 Contact Performance During Arbitration. During arbitration proceedings, the Owner and Contractor shall comply with Subparagraph 4.3.4.

4.5.4 When Arbitration May Be Demanded. Demand for arbitration of any Claim may not be made until the earlier of (1) the date on which the Architect has rendered a final written decision on the Claim, (2) the tenth day after the parties have presented evidence to the Architect or have been given reasonable opportunity to do so, if the Architect has not rendered a final written decision by that date, or (3) any of the five events described in Subparagraph 4.3.2.

4.5.4.1 When a written decision of the Architect states that (1) the decision is final but subject to arbitration and (2) a demand for arbitration of a Claim covered by such decision must be made within 30 days after the date on which the party making the demand receives the final written decision, then failure to demand arbitration within said 30 days' period shall result in the Architect's decision becoming final and binding upon the Owner and Contractor. If the Architect renders a decision after arbitration proceedings have been initiated, such decision may be entered as evidence, but shall not supersede arbitration proceedings unless the decision is acceptable to all parties concerned.

4.5.4.2 A demand for arbitration shall be made within the time limits specified in Subparagraphs 4.5.1 and 4.5.4 and Clause 4.5.4.1 as applicable, and in other cases within a reasonable time after the Claim has arisen, and in no event shall it be made after the date when institution of legal or equitable proceedings based on such Claim would be barred by the applicable statute of limitations as determined pursuant to Paragraph 13.7.

4.5.5 Limitation on Consolidation or Joinder. No arbitration arising out of or relating to the Contract Documents shall include, by consolidation or joinder or in any other manner, the Architect, the Architect's employees or consultants, except by written consent containing specific reference to the Agreement and signed by the Architect, Owner, Contractor and any other person or entity sought to be joined. No arbitration shall include, by consolidation or joinder or in any other manner, parties other than the Owner, Contractor, a separate contractor as described in Article 6 and other persons substantially involved in a common question of fact or law whose presence is required if complete relief is to be accorded in arbitration. No person or entity other than the Owner, Contractor or a separate contractor as described in

Article 6 shall be included as an original third party or additional third party to an arbitration whose interest or responsibility is insubstantial. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of a dispute not described therein or with a person or entity not named or described therein. The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by parties to the Agreement shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

4.5.6 Claims and Timely Assertion of Claims. A party who files a notice of demand for arbitration must assert in the demand all Claims then known to that party on which arbitration is permitted to be demanded. When a party fails to include a Claim through oversight, inadvertence or excusable neglect, or when a Claim has matured or been acquired subsequently, the arbitrator or arbitrators may permit amendment.

4.5.7 Judgment on Final Award. The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

     ARTICLE 5
 SUBCONTRACTORS

5.1 DEFINITIONS

5.1.1 A Subcontractor is a person or entity who has a direct contract with the Contractor to perform a portion of the Work at the site. The term "Subcontractor" is referred to throughout the Contract Documents as if singular in number and means a Subcontractor or an authorized representative of the Subcontractor. The term "Subcontractor" does not include a separate contractor or subcontractors of a separate contractor.

5.1.2 A Sub-subcontractor is a person or entity who has a direct or indirect contract with a Subcontractor to perform a portion of the Work at the site. The term "Sub-subcontractor" is referred to throughout the Contract Documents as if singular in number and means a Sub-subcontractor or an authorized representative of the Sub-subcontractor.

5.2 AWARD OF SUBCONTRACTS AND OTHER CONTRACTS FOR PORTIONS OF THE WORK

5.2.1 Unless otherwise stated in the Contract Documents or the bidding requirements, the Contractor, as soon as practicable after award of the Contract, shall furnish in writing to the Owner through the Architect the names of persons or entities (including those who are to furnish materials or equipment fabricated to a special design) proposed to each principal portion of the Work. The Architect will promptly reply to the Contractor in writing stating whether or not the Owner or the Architect, after due investigation, has reasonable objection to any such proposed person or entity. Failure of the Owner or Architect to reply promptly shall constitute notice of no reasonable objection.

5.2.2 The Contractor shall not contract with a proposed person or entity to whom the Owner or Architect has made reasonable and timely objection. The Contractor shall not be required to contract with anyone to whom the Contractor has made reasonable objection.

5.2.3 If the Owner or Architect has reasonable objection to a person or entity proposed by the Contractor, the Contractor shall propose another to whom the Owner or Architect has no reasonable objection. The Contract Sum shall be increased or decreased by the difference in cost occasioned by such change and an appropriate Change Order shall be issued. However, no increase in the Contract Sum shall be allowed for such change unless the Contractor has acted promptly and responsively in submitting names as required.

5.2.4 The Contractor shall not change a Subcontractor, person or entity previously selected if the Owner or Architect makes reasonable objection to such change.

5.3 SUBCONTRACTUAL RELATIONS

5.3.1 By appropriate agreement, written where legally required for validity, the Contractor shall require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities which the Contractor, by these Documents, assumes toward the Owner and Architect. Each subcontract agreement shall preserve and protect the rights of the Owner and Architect under the Contract Documents with respect to the Work to be performed by the Subcontractor so that subcontracting thereof will not preclude such rights, and shall allow to the Subcontractor, unless specifically provided otherwise in the subcontract agreement, the benefit of all rights, remedies and redress against the Contractor that the Contractor, by the Contract Documents, has against the Owner. Where appropriate, the Contractor shall require each Subcontractor to enter into similar agreements with Sub-subcontractors. The Contractor shall make available to each proposed Subcontractor, prior to the execution of the subcontract agreement, copies of the Contract Documents to which the Subcontractor will be bound, and, upon written request of the Subcontractor, identify to the Subcontractor terms and conditions of the proposed subcontract agreement which may be at variance with the Contract Documents. Subcontractors shall similarly make copies of applicable portions of such documents available to their respective proposed Sub-subcontractors.

5.4 CONTINGENT ASSIGNMENT OF  SUBCONTRACTS

5.4.1 Each subcontract agreement for a portion of the Work is assigned by the Contractor to the Owner provided that:

         .1 assignment is effective only after
         termination of the Contract by the Owner for cause pursuant to Paragraph l4.2 and only for those subcontract agreements which the Owner accepts by notifying the
         Subcontractor in writing: and

         .2 assignment is subject to the prior rights of the surety, if any, obligated under relating to the Contract.

5.4.2 If the Work has been suspended for more than 30 days, the Subcontractor's compensation shall be equitably adjusted.

               ARTICLE 6
CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

6.1 OWNERS RIGHT TO PERFORM CONSTRUCTION AND TO AWARD SEPARATE
CONTRACTS

6.1.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner's own forces, and to award separate contracts in connection with other portions of the Project or other construction or operations on the site under Conditions of the Contract identical or substantially similar to these including those portions related to insurance and waiver of subrogation. If the Contractor claims that delay or additional cost is involved because of such action by the Owner, the Contractor shall make such Claim as provided elsewhere in the Contract Documents.

6.1.2 When separate contracts are awarded for different portions of the Project or other construction or operations on the site, the term "Contractor" in the Contract Documents in each case shall mean the Contractor who executes each separate Owner Contractor Agreement.

6.1.3 The Owner shall provide for coordination of the activities of the Owner's own forces and of each separate contractor with the Work of the Contractor, who shall cooperate with them. The Contractor shall participate with other separate contractors and the Owner in reviewing their construction schedules when directed to do so. The Contractor shall make any revisions to the construction schedule and Contract Sum deemed necessary after a joint review and mutual agreement. The construction schedules shall then constitute the schedules to be used by the Contractor, separate contractors and the Owner until subsequently revised.

6.1.4 Unless otherwise provided in the Contract Documents, when the Owner performs construction or operations related to the Project with the Owner's own forces, the Owner shall be deemed to be subject to the same obligations and to have the same rights which apply to the Contractor under the Conditions of the Contract, including, without excluding others, those stated in Article 3, this
Article 6 and Articles 10, 11 and 12.

6.2 MUTUAL RESPONSIBILITY

6.2.1 The Contractor shall afford the Owner and separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities and shall connect and coordinate the Contractor's construction and operations with theirs as required by the Contract Documents.

6.2.2 If part of the Contractor's Work depends for proper execution or results upon construction or operations by the Owner or a separate contractor, the Contractor shall, prior to proceeding with that portion of the Work, promptly report to the Architect apparent discrepancies or defects in such other construction that would render it unsuitable for such proper execution and results. Failure of the Contractor so to report shall constitute an acknowledgment that the Owner's or separate contractors' completed or partially completed construction is fit and proper to receive the Contractor's Work, except as to defects not then reasonably discoverable.

6.2.3 Costs caused by delays or by improperly timed activities or defective construction shall be borne by the party responsible therefor.

6.2.4 The Contractor shall promptly remedy damage wrongfully caused by the Contractor to completed or partially completed construction or to property of the Owner or separate contractors as provided in Subparagraph 10.2.5.

6.2.5 Claims and other disputes and matters in question between the Contractor and a separate contractor shall be subject to the provisions of Paragraph 4.3 provided the separate contractor has reciprocal obligations.

6.2.6 The Owner and each separate contractor shall have the same responsibilities for cutting and patching as are described for the Contractor in Paragraph 3.14.

6.3 OWNER'S RIGHT TO CLEAN UP

6.3.1 If a dispute arises among the Contractor, separate contractors and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish as described in Paragraph 3.15, the Owner may clean up and allocate the cost among those responsible as the Architect determines to be just.

       ARTICLE 7
CHANGES IN THE WORK

7.1 CHANGES

7.1.1 Changes in the Work may be accomplished after execution of the Contract, and without invalidation the Contract, by Change Order, Construction Change Directive or order for a minor change in the Work, subject to the limitations stated in this Article 7 and elsewhere in the Contract Documents.

7.1.2 A Change Order shall be based upon agreement among the Owner, Contractor and Architect; a Construction Change Directive requires agreement by the Owner and Architect and may or may not be agreed to by the Contractor; an order for a minor change in the Work may be issued by the Architect alone.

7.1.3 Changes in the Work shall be performed under applicable provisions of the Contract Documents, and the Contractor shall proceed promptly, unless otherwise provided in the Change Order, Construction Change Directive or order for a minor change in the Work.

7.1.4 If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are so changed in a proposed Change Order or Construction Change Directive that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or Contractor, the applicable unit prices shall be equitably adjusted.

7.2 CHANGE ORDERS

7.2.1 A Change Order is a written instrument prepared by the Architect and signed by the Owner, Contractor and Architect, stating their agreement upon all of the following:

         .1 a change in the Work:

         .2 the amount of the adjustment in the
         Contract Sum, if any; and

         .3 the extent of the adjustment in the
         Contract Time, if any.

7.2.2 Methods used in determining adjustments to the Contract Sum may include those listed in Subparagraph 7.3.3.

7.3 CONSTRUCTION CHANGE DIRECTIVES

7.3.1 A Construction Change Directive is a written order prepared by the Architect and signed by the Owner and Architect, directing a change in the Work and stating a proposed basis for adjustment, if any, in the Contract Sum, or Contract Time, or both. The Owner may by Construction Change Directive, without invalidating the Contract, order changes in the Work within the general scope of the Contract consisting of additions, deletions or other revisions, the Contract Sum and Contract Time being adjusted accordingly.

7.3.2 A Construction Change Directive shall be used in the absence of total agreement on the terms of a Change Order.

7.3.3 If the Construction Change Directive provides for an adjustment to the Contract Sum, the adjustment shall be based on one of the following methods:

         .1 mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation:

         .2 unit prices stated in the Contract

          Documents or subsequently agreed upon;

          .3 cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee; or

         .4 as provided in Subparagraph 7.3.6.

7.3.4 Upon receipt of a Construction Change Directive, the Contractor shall promptly proceed with the change in the Work involved and advise the Architect of the Contractor's agreement or disagreement with the method, if any, provided in the Construction Change Directive for determining the proposed adjustment in the Contract Sum or Contract Time.

7.3.5 A Construction Change Directive signed by the Contractor indicates the agreement of the Contractor therewith, including adjustment in Contract Sum and Contract Time or the method for determining them. Such agreement shall be effective immediately and shall be recorded as a Change Order.

7.3.6 If the Contractor does not respond promptly or disagrees with the method for adjustment in the Contract Sum, the method and the adjustment shall be determined by the Architect on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including, in case of an increase in the Contract Sum, a reasonable allowance for overhead and profit. In such case, and also under Clause 7.3.3.3, the Contractor shall keep and present, in such form as the Architect may prescribe, an itemized accounting together with appropriate supporting data. Unless otherwise provided in the Contract Documents, costs for the purposes of this Subparagraph 7.3.6 shall be limited to the following:

         .1 costs of labor, including social security, old age and unemployment insurance, fringe benefits required by agreement or custom, and workers' or workmen's compensation insurance:

         .2 costs of materials, supplies and equipment, including cost of transportation, whether incorporated or consumed;

         .3 rental costs of machinery and equipment, exclusive of hand tools, whether rented from the Contractor or others;

         .4 costs of premiums for all bonds and
         insurance, permit fees, and sales, use or similar taxes related to the Work; and

         .5 additional costs of supervision and field office personnel directly attributable to the change.

7.3.7 Pending final determination of cost to the Owner, amounts not in dispute may be included in Applications for payment. The amount of credit to be allowed by the Contractor to the Owner for a deletion or change which results in a net decrease in the Contract Sum shall be actual net cost as confirmed by the Architect. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of net increase, if any, with, respect to that change.

7.3.8 If the Owner and Contractor do not agree with the adjustment in Contract Time or the method for determining it, the adjustment or the method shall be referred to the Architect for determination.

7.3.9 When the Owner and Contractor agree with the determination made by the Architect concerning the adjustments in the Contract Sum and Contract Time, or otherwise reach agreement upon the adjustments, such agreement shall be effective immediately and shall be recorded by preparation and execution of an appropriate Change Order.

7.4 MINOR CHANGES IN THE WORK

7.4.1 The Architect will have authority to order minor changes in the Work not involving adjustment in the Contract Sum or extension of the Contract Time and not inconsistent with the intent of the Contract Documents. Such changes shall be effected by written order and shall be binding on the Owner and Contractor. The Contractor shall carry out such written orders promptly.

ARTICLE 8
TIME

8.1 DEFINITIONS

8.1.1 Unless otherwise provided, Contract Time is the period of time. including authorized adjustments, allotted in the Contract Documents for Substantial Completion of the Work.

8.1.2 The date of commencement of the Work is the date established in the Agreement. The date shall not be postponed by the failure to act of the Contractor or of persons or entities for whom the Contractor is responsible.

8.1.3 The date of Substantial Completion is the date certified by the Architect in accordance with Paragraph 9.8.

8.1.4 The term "day" as used in the Contract Documents shall mean calendar day unless otherwise specifically determined.

8.2 PROGRESS AND COMPLETION

8.2.1 Time limits stated in the Contract Documents are of the essence of the Contract. By executing the Agreement the Contractor confirms that the Contract Time is a reasonable period for performing the Work.

8.2.2 The Contractor shall not knowingly, except by agreement or instruction of the Owner in writing, prematurely commence operations on the site or elsewhere prior to the effective date of insurance required by Article II to be furnished by the Contractor. The date of commencement of the Work shall not be changed by the effective date of such insurance. Unless the date of commencement is established by a notice to proceed given by the Owner, the Contractor shall notify the Owner in writing not less than five days or other agreed period before commencing the Work to permit the timely filing of mortgages, mechanic's liens and other security interests.

8.2.3 The Contractor shall proceed expeditiously with adequate forces and shall achieve Substantial Completion within the Contract Time.

8.3 DELAYS AND EXTENSIONS OF TIME

8.3.1 If the Contractor is delayed at any time in progress of the Work by an act or neglect of the Owner or Architect, or of an employee of either, or of a separate contractor employed by the Owner, or by changes ordered in the Work, or by labor disputes, fire, unusual delay in deliveries, unavoidable casualties or other causes beyond the Contractor's control, or by delay authorized by the Owner pending arbitration, or by other causes which the Architect determines may justify delay, then the Contract Time shall be extended by Change Order for such reasonable time as the Architect may determine.

8.3.2 Claims relating to time shall be made in accordance with applicable provisions of Paragraph 4.3.

8.3.3 This Paragraph 8.3 does not preclude recovery of damages for delay by either party under other provisions of the Contract Documents.

            ARTICLE 9
PAYMENTS AND COMPLETION

9.1 CONTRACT SUM

9.1.1 The Contract Sum is stated in the Agreement and, including authorized adjustments, is the total amount payable by the Owner to the Contractor for performance of the Work under the Contract Documents.

9.2 SCHEDULE OF VALUES

9.2.1 Before the first Application for Payment, the Contractor shall submit to the Architect a schedule of values allocated to various portions of the Work, prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's Applications for payment.

9.3 APPLICATIONS FOR PAYMENT

9.3.1 At least ten days before the date established for each progress payment, the Contractor shall submit to the Architect an itemized Application for Payment for operations completed in accordance with the schedule of values. Such application shall be notarized, if required, and supported by such data substantiating the Contractor's right to payment as the Owner or Architect may require, such as copies of requisitions from Subcontractors and material suppliers, and reflecting retainage if provided for elsewhere in the Contract Documents.

9.3.1.1 Such applications may include requests for payment on account of changes in the Work which have been properly authorized by Construction Change Directives but not yet included in Change Orders.

9.3.1.2 Such applications may not include requests for payment of amounts the Contractor does not intend to pay to a Subcontractor or material supplier because of a dispute or other reason.

9.3.2 Unless otherwise provided in the Contract Documents, payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work. If approved in advance by the Owner, payment may similarly be made for materials and equipment suitably stored off the site at a location agreed upon in writing. Payment for materials and equivalent stored on or off the site shall be conditioned upon compliance by the Contractor with procedures satisfactory to the Owner to establish the Owner's title to such materials and equipment or otherwise protect the Owner's interest, and shall include applicable insurance, storage, and transportation to the site for such materials and equipment stored off the site.

9.3.3 The Contractor warrants that title to all Work severed by an Application for payment will pass to the Owner no later than the time of payment. The Contractor further warrants that upon submittal of an Application for payment all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall, to the belief, be free and clear of liens, claims, security interests or encumbrances favor of the Contractor, Subcontractors, material suppliers, or other persons or entities making a claim by reason of having provided, materials and equipment relating to the Work.

9.4 CERTIFICATES FOR PAYMENT

9.4.1 The Architect will, within seven days after receipt of the Contractor's Application for Payment, either issue to the Owner a Certificate for Payment, with a copy to the Contractor, for such amount as the Architect determines is properly due, or notify the Contractor and Owner in writing of the Architect's reasons for withholding certification in whole or in part as provided in Subparagraph 9.5.1.

9.4.2 The issuance of a Certificate for Payment will constitute a representation by the Architect to the Owner, based on the Architect's observations at the site and the data comprising the Application for Payment, that the Work has progressed to the point indicated and that, to the best of the Architect's knowledge, information and belief, quality of the Work is in accordance with the Contract Documents, the foregoing representations are subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to minor deviations from the Contract Documents correctable prior to completion and to specific qualifications expressed by the Architect. The issuance of a Certificate for Payment will further constitute a representation that the Contractor is entitled to payment in the amount certified. However, the issuance of a Certificate for Payment will not be a representation that the Architect has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work,
(2) reviewed construction means, methods, techniques, sequences or procedures,
(3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Owner to substantiate the Contractor's right to payment or (4) made examination to ascertain how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.

9.5 DECISIONS TO WITHHOLD CERTIFICATION

9.5.1 The Architect may decide not to certify payment and may withhold a Certificate for Payment in whole or in part, to the extent reasonably necessary to protect the Owner, if in the Architect's opinion the representations to the Owner required by Subparagraph 9.4.2 cannot be made. If the Architect is unable to certify payment in the amount of the Application, the Architect will notify the Contractor and Owner as provided in Subparagraph 9.4.1. If the Contractor and Architect cannot agree on a revised amount, the architect will promptly issue Certificate for Payment the amount for which the Architect is able to make such representations to the Owner. The Architect may also decide not to certify payment or, because of subsequently discovered evidence or subsequent observations, may nullify the whole or a part of a Certificate for Payment previously issued, to such extent as may be necessary in the Architect's opinion to protect the Owner from loss because of:

         .1 defective Work not remedied:

         .2 third party claims filed or reasonable evidence indicating probable filing of such claims;

         .3 failure of the Contractor to make
         payments properly to Subcontractors or for labor, materials or equipment;

         .4 reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum:

         .5 damage to the Owner or another
         contractor:

         .6 reasonable evidence that the Work will not be completed within the Contract Time, and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay; or

         .7 persistent failure to carry out the Work in accordance with the Contract Documents.

9.5.2 When the above reasons for withholding certification are removed, certification will be made for amounts previously withheld.

9.6 PROGRESS PAYMENTS

9.6.1 After the Architect has issued a Certificate for Payment, the Owner shall make payment in the manner and within the time provided in the Contract Documents, and shall so notify the Architect.

9.6.2 The Contractor shall promptly pay each Subcontractor, upon receipt of payment from the Owner, out of the amount paid to the Contractor on account of such Subcontractor's portion of the Work, the amount to which said Subcontractor is entitled, reflecting percentages actually retained from payments to the Contractor on account of such Subcontractor's portion of the Work. The Contractor shall, by appropriate agreement with each Subcontractor, require each Subcontractor to make payments to Sub-subcontractors in similar manner.

9.6.3 The Architect will, on request, furnish to a Subcontractor, if practicable, information regarding percentages of completion or amounts applied for by the Contractor and action taken thereon by the Architect and Owner on account of portions of the Work done by such Subcontractor.

9.6.4 Neither the Owner nor Architect shall have an obligation to pay or to see to the payment of money to a Subcontractor except as may otherwise be required by law.

9.6.5 Payment to material suppliers shall be treated in a manner similar to that provided in Subparagraphs 9.6.2, 9.6.3 and 9.6.4.

9.6.6 A Certificate for Payment, a progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Contract Documents.

9.7 FAILURE OF PAYMENT

9.7.1 If the Architect does not issue a Certificate for Payment, through no fault of the Contractor, within seven days after receipt of the Contractor's Application for Payment, or if the Owner does not pay the Contractor within seven days after the date established in the Contract Documents the amount certified by the Architect or awarded by arbitration, then the Contractor may, upon seven additional days' written notice to the Owner and Architect, stop the Work until payment of the amount owing has been received. The Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Contractor's reasonable costs of shut-down, delay and start-up, which shall be accomplished as provided in Article 7.

9.8 SUBSTANTIAL COMPLETION

9.8.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so the Owner can occupy or utilize the Work for its intended use.

9.8.2 When the Contractor considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Contractor shall prepare and submit to the Architect a comprehensive list of items to be completed or corrected. The Contractor shall proceed promptly to complete and correct items on the list. Failure to include an item on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents. Upon receipt of the Contractor's list, the Architect will make an inspection to determine whether the Work or designated portion thereof is substantially complete. If the Architect's inspection discloses any item, whether or not included on the Contractor's list, which is not in accordance with the requirements of the Contract Documents, the Contractor shall, before issuance of the Certificate of Substantial Completion, complete or correct such item, upon notification by the Architect. The Contractor shall then submit a request for another inspection by the Architect to determine Substantial Completion. When the Work or designated portion thereof is substantially complete, the Architect will prepare a Certificate of Substantial Completion which shall establish the date of Substantial Completion, shall establish responsibilities of the Owner and Contractor for security, maintenance, heat, utilities, damage to the Work and insurance, and shall fix the time within which the Contractor shall finish all items on the list accompanying the Certificate. Warranties required by the Contract Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Certificate of Substantial Completion. The Certificate of Substantial Completion shall be submitted to the Owner and Contractor for their written acceptance of responsibilities assigned to them in such Certificate.

9.8.3 Upon Substantial Completion of the Work or designated portion thereof and upon application by the Contractor and certification by the Architect, the Owner shall make payment, reflecting adjustment in retainage, if any, for such Work or portion thereof as provided in the Contract Documents.

9.9 PARTIAL OCCUPANCY OR USE

9.9.1 The Owner may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate agreement with the Contractor, provided such occupancy or use is consented to by the insurer as required under Subparagraph 11.3.11 and authorized by public authorities having jurisdiction over the Work. Such partial occupancy or use may commence whether or nor the portion is substantially complete, provided the Owner and Contractor have accepted in writing the responsibilities assigned to each of them the payments, retainage if any, security, maintenance, heat, utilities, damage to the Work and insurance, and have agreed in writing concerning the period for correction of the Work and commencement of warranties required by the Contract Documents. When the Contractor considers a portion substantially complete, the Contractor shall prepare and submit a list to the Architect as provided under Subparagraph 9.8.2. Consent of the Contractor to partial occupancy or use shall not be unreasonably withheld. The stage of the progress of the Work shall be determined by written agreement between the Owner and Contractor or, if no agreement is reached, by decision of the Architect.

9.9.2 Immediately prior to such partial occupancy or use, the Owner, Contractor and Architect shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the Work.

9.9.3 Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Contract Documents.

9.10 FINAL COMPLETION AND FINAL PAYMENT

9.10.1 Upon receipt of written notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment, the Architect will promptly make such inspection and, when the

Architect finds the Work acceptable under the Contract Documents and the Contract fully performed, the Architect will promptly issue a final Certificate for Payment stating that to the best of the Architect's knowledge, information and belief, and on the basis of the Architect's observations and inspections, the Work has been completed in accordance with terms and conditions of the Contract Documents and that the entire balance found to be due the Contractor and noted in said final Certificate is due and payable. The Architect's final Certificate for Payment will constitute a further representation that conditions listed in Subparagraph 9.10.2 as precedent to the Contractor's being entitled to final payment have been fulfilled.

9.10.2 Neither final payment nor any remaining retained percentage shall become due until the Contractor submits to the Architect (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or the Owner's property might be responsible or encumbered (less amounts withheld by Owner) have been paid or otherwise satisfied. (2) a certificate evidencing that insurance required by the Contract Documents to remain in force after final payment is currently in effect and will not be concealed or allowed to expire until at least 30 days' prior written notice has been given to the Owner, (3) a written statement that the Contractor knows of no substantial reason that the insurance will not be renewable to cover the period required by the Contract Documents, (4) consent of surety, if any, to final payment and (5) if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, claims, security interests or encumbrances arising out of the Contract, to the extent and in such form as may be designated by the Owner. If a Subcontractor refuses to furnish a release or waiver required by the Owner, the Contractor may furnish a bond satisfactory to the Owner to indemnify the Owner against such lien. If such lien remains unsatisfied after payments are made, the Contractor shall refund to the Owner all money that the Owner may be compelled to pay in discharging such lien, including all costs and reasonable attorney's fees.

9.10.3 If after Substantial Completion of the Work, final completion thereof is materially delayed through no fault of the Contractor or by issuance of Change Orders affecting final completion, and the Architect so confirms, the Owner shall, upon application by the Contractor and certification by the Architect, and without termination the Contract, make payment of the balance due for that portion of the Work fully completed and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Contract Documents, and if bonds have been furnished, the written consent of surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Contractor to the Architect's prior to certification of such payment. Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of claims. The making of final payment shall constitute a waiver of claims by the Owner as provided in Subparagraph 4.3.5.

9.10.4 Acceptance of final payment by the Contractor, a Subcontractor or material supplier shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for Payment. Such waivers shall be in addition to the waiver described in Subparagraph 4.3.5.

            ARTICLE 10
 PROTECTION OF PERSONS AND PROPERTY

10.1  SAFETY PRECAUTIONS AND PROGRAMS

10.1.1 The Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract.

10.1.2 In the event the Contractor encounters on the site material reasonably believed to be asbestos or polychlorinated biphenyl (PCB) which has not been rendered harmless, the Contractor shall immediately stop Work in the area affected and report the condition to the Owner and architect in writing. The Work in the affected area shall not thereafter be resumed except by written agreement of the Owner and Contractor if in fact the material is asbestos or polychlorinated biphenyl (PCB) and has not been rendered harmless.

The Work in the affected area shall be resumed in the absence of asbestos or polychlorinated biphenyl (PCB), or when it has been rendered harmless, by written agreement of the Owner and Contractor, or in accordance with final determination by the Architect on which arbitration has not been demanded, or by arbitration under Article 4.

10.1.3 The Contractor shall not be required pursuant to Article 7 to perform without consent any Work relating to asbestos or polychlorinated biphenyl (PCB).

10.1.4 To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Contractor, Architect, Architect's consultants and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work in the affected area if in fact the material is asbestos or polychlorinated biphenyl (PCB) and has not been rendered harmless, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) including loss of use resulting therefrom, but only to the extent caused in whole or in part by negligent acts or omissions of the Owner, anyone directly or indirectly employed by the Owner or anyone for whose acts the Owner may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Subparagraph 10.1.4.

10.2 SAFETY OF PERSONS AND PROPERTY

10.2.1 The Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to:

         .1 employees on the Work and other persons who may be affected thereby:

         .2 the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody or control of the Contractor or the Contractor's Subcontractors or Sub-subcontractors; and

         .3 other property at the site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction.

10.2.2 The Contractor shall give notices and comply with applicable laws, ordinances, rules, regulations and lawful orders of public authorities bearing on safety of persons or property or their protection from damage, injury or loss.

10.2.3 The Contractor shall erect and maintain, as required by existing conditions and performance of the Contract, reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations and notifying owners and users of adjacent sites and utilities.

10.2.4 When use or storage of explosives or other hazardous materials or equipment or unusual methods are necessary for execution of the Work, the Contractor shall exercise utmost care and carry on such activities under supervision of properly qualified personnel.

10.2.5 the Contractor shall promptly remedy damage and loss (other than damage or loss insured under property insurance required by the Contract Documents) to property preferred to in Clauses 10.2.1.2 and

10.2.1.3 caused in whole or in part by the Contractor, a Subcontractor, a Sub-subcontractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Contractor is responsible under Clauses 10.2.1.2 and 10.2.1.3, except damage or loss attributable to acts or omissions of the Owner or Architect or anyone directly or indirectly employed by either of them, or by anyone or whose acts either of them may be liable, and not attributable to the fault or negligence of the Contractor. The foregoing obligations of the Contractor are in addition to the Contractor's obligations under Paragraph 3.18.

10.2.6 The Contractor shall designate a responsible member of the Contractor's organization at the site whose duty shall be the prevention of accidents. This person shall be the Contractor's superintendent unless otherwise designated by the Contractor in writing to the Owner and Architect.

10.2.7 The Contractor shall not load or permit any part of the construction or site to be loaded so as to endanger its safety.

10.3 EMERGENCIES

10.3.1 In an emergency affecting safety of persons or property, the Contractor shall act, at the Contractor's discretion, to prevent threatened damage, injury or loss. Additional compensation or extension of time claimed by the Contractor on account of an emergency shall be determined as provided in Paragraph 4.3 and
Article 7.

        ARTICLE 11
 INSURANCE AND BONDS

11.1 CONTRACTOR'S LIABILITY INSURANCE

11.1.1 The Contractor shall purchase from and maintain in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located such insurance as will protect the Contractor from claims set forth below which may arise out of or result from the Contractor's operations under the Contract and for which the Contractor may be legally liable, whether such operations be by the Contractor or by a Subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable.

         .1 claims under workers' or workmen's compensation, disability benefit and other similar employee benefit acts which are applicable to the Work to be performed:

         .2 claims for damages because of bodily injury, occupational sickness or disease, or death of the Contractor's employees;

         .3 claims for damages because of bodily injury, sickness or disease, or death of any person other than the Contractor's employees;

         .4 claims for damages insured by usual personal injury liability coverage which are sustained (1) by a person as a result of an offense directly or indirect related to employment of such person by the Contractor, or (2) by another person;

         .5 claims for damages, other than to the Work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;

         .6 claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle; and

         .7 claims involving contractual liability insurance applicable to the Contractor's obligations under Paragraph 3.18.

11.1.2 The insurance required by Subparagraph 11.1.1 shall be written for not less than limits of liability specified in the Contract Documents or required by law, whichever coverage is greater. Coverage, whether written on an occurrence or claims made basis, shall be maintained without interruption from date of commencement of the Work until date of final payment and termination of any coverage required to be maintained after final payment.

11.1.3 Certificates of Insurance acceptable to the Owner shall be filed with the Owner prior to commencement of the Work. These Certificates and the insurance policies required by this Paragraph 11.1 shall contain a provision that coverage afforded under the policies will not be canceled or allowed to expire until at least 30 days' prior written notice has been given to the Owner. If any of the foregoing insurance coverages are required to remain in force after final payment and are reasonably available, all additional certificate evidencing continuation of such coverage shall be submitted with the final Application for Payment as required by Subparagraph 9.10.2. Information concerning reduction of coverage shall be furnished by the Contractor with reasonable promptness in accordance with the Contractor's information and belief.

11.2 OWNER'S LIABILITY INSURANCE

11.2.1 The Owner shall be responsible for purchasing and maintaining the Owner's usual liability insurance. Optionally, the Owner may purchase and maintain other insurance for self-protection against claims which may arise from operations under the Contract, the Contractor shall not be responsible for purchasing and maintaining this optional Owner's liability insurance unless specifically inquired by the Contract Documents.

11.3 PROPERTY INSURANCE

11.3.1 Unless otherwise provided, the Owner shall purchase and maintain, in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, property insurance in the amount of the initial Contract Sum as well as subsequent modifications thereto for the entire Work at the site on a replacement cost basis without voluntary deductibles. Such property insurance shall be maintained, unless otherwise provided in the Contract Documents or otherwise agreed in writing by all persons and entities who are beneficiaries of such insurance, until final payment has been made as provided in Paragraph 9.10 or until no person or entity other than the Owner has an insurable interest in the property required by this Paragraph 11.3 to be covered, whichever is earlier. This insurance shall include interests of the Owner, the Contractor, Subcontractors and Sub-subcontractors in the Work.

11.3.l.1 Property insurance shall be on an all-risk policy form and shall insure against the perils of fire and extended coverage and physical loss or damage including, without duplication of coverage, theft, vandalism, malicious mischief, collapse, false-work, temporary buildings and debris removal including demolition occasioned by enforcement of any applicable legal requirements, and shall cover reasonable compensation for Architect's services and expenses required as a result of such insured loss. Coverage for other perils shall not be required unless otherwise provided in the Contract Documents.

11.3.1.2 If the Owner does not intend to purchase such property insurance required by the Contract and with all of the coverages in the amount described above, the Owner shall so inform the Contractor in writing prior to commencement of the Work. The Contractor may then effect insurance which will protect the interests of the Contractor, Subcontractors and Sub-subcontractors in the Work, and by appropriate Change Order the cost thereof shall be charged to the Owner. If the Contractor is damaged by the failure or neglect of the Owner to purchase or maintain insurance as described above, without so notifying the Contractor, then the Owner shall bear all reasonable costs properly attributable thereto.

11.3.1.3 If the property insurance requires minimum deductibles and such deductibles are identified in the Contract Documents, the Contractor shall pay costs not covered because of such deductibles. If the Owner or insurer increases the required minimum deductibles above the amounts so identified or if the Owner elects to purchase this insurance with voluntary deductible amounts, the Owner shall be responsible for payment of the additional costs not covered because of such increased or voluntary deductibles. If deductibles are not identified in the Contract Documents, the Owner shall pay costs not covered because of deductibles.

11.3.1.4 Unless otherwise provided in the Contract Documents, this property insurance shall cover portions of the Work stored off the site after written approval of the Owner at the value established in the approval, and also portions of the Work in transit.

11.3.2 Boiler and Machinery Insurance. The Owner shall purchase and maintain boiler and machinery insurance required by the Contract Documents or by law, which shall specifically cover such insured objects during installation and until final acceptance by the Owner; this insurance shall include interests of the Owner, Contractor, Subcontractors and Sub-subcontractors in the Work, and the Owner and Contractor shall be named insureds.

11.3.3 Loss of Use Insurance. The Owner, at the Owner's option, may purchase and maintain such Insurance as will insure the Owner against loss of use of the Owner's property due to fire or other hazards. however caused. The Owner waives all rights of action against the Contractor for loss of use of the Owner's property, including consequential losses due to fire or other hazards however caused.

11.3.4 If the Contractor requests in writing that insurance for risks other than those described herein or for other special hazards be included in the property insurance policy, the Owner shall, if possible, include such insurance, and the cost thereof shall be charged to the Contractor by appropriate Change Order.

11.3.5 If during the Project construction period the Owner insures properties, real or personal or both, adjoining or adjacent to the site by property insurance under policies separate from those insuring the Project, or if after final payment property insurance is to be provided on the completed Project through a policy or policies other than those insuring the Project during the construction period, the Owner shall waive all rights in accordance with the terms of Subparagraph 11.3.7 for damages caused by fire or other perils covered by this separate property insurance. All separate policies shall provide this waiver of subrogation by endorsement or otherwise.

11.3.6 Before an exposure to loss may occur, the Owner shall file with the Contractor a copy of each policy that includes insurance coverages required by this Paragraph 11.3. Each policy shall contain all generally applicable conditions, definitions, exclusions and endorsements related to this Project. Each policy shall contain a provision that the policy will not be canceled or allowed to expire until at least 30 days prior written notice has been given to the Contractor.

11.3.7 Waivers of Subrogation. The Owner and Contractor waive all rights against
(1) each other and any or their subcontractors, sub-subcontractors, agents and employees, each of the other, and (2) the Architect, Architect's consultants, separate contractors described in Article 6, if any, and any of their subcontractors, sub-subcontractors, agents and employees, for damages caused by fire or other perils to the extent covered by property insurance obtained pursuant to this Paragraph 11.3 or other property insurance applicable to the Work, except such rights as they have to proceeds of such insurance held by the Owner as fiduciary. The Owner or Contractor, as appropriate, shall require of the Architect, Architect's consultants, separate contractors described in
Article 6, if any, and the subcontractors, sub-subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.

11.3.8 A loss insured under Owner's property insurance shall be adjusted by the Owner as fiduciary and made payable to the Owner as fiduciary for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause and of Subparagraph 11.3.10. The Contractor shall pay Subcontractors their just shares of insurance proceeds received by the Contractor, and by appropriate agreements, written where legally required for validity, shall require Subcontractors to make payments to their Sub-subcontractors in similar manner.

11.3.9 If required in writing by a party in interest, the Owner as fiduciary shall, upon occurrence of an insured loss, give bond for proper performance of the Owner's duties. The cost of required bonds shall be charged against proceeds received as fiduciary. The Owner shall deposit in a separate account proceeds so received, which the Owner shall distribute in accordance with such agreement as the parties in interest may reach, or in accordance with an arbitration award in which case the procedure shall be as provided in Paragraph 4.5, if after such loss no other special agreement is made, replacement of damaged property shall be covered by appropriate Change Order.

11.3.10 The Owner as fiduciary shall have power to adjust and settle a loss with insurers unless one of the parties in interest shall object in writing within five days after occurrence of loss to the Owner's exercise of this power; if such objection be, arbitrators shall be chosen as provided in Paragraph 4.5. The Owner as fiduciary shall, in that case, make settlement with insurers in accordance with directions of such arbitrators. If distribution of insurance proceeds by arbitration is required, the arbitrators will direct such distribution.

11.3.11 Partial occupancy or use in accordance with Paragraph 9.9 shall not commence until the insurance company or companies providing property insurance have consented to such partial occupancy or use by endorsement or otherwise. The Owner and the Contractor shall take reasonable steps to obtain consent of the insurance company or companies and shall, without mutual written consent, take no action with respect to partial occupancy or use that would cause cancellation, lapse or reduction of insurance.

11.4 PERFORMANCE BOND AND PAYMENT BOND

11.4.1 The Owner shall have the right to require the Contractor to furnish bonds covering faithful performance of the Contract and payment of obligations arising thereunder as stipulated in bidding requirements or specifically required in the Contract Documents on the date of execution of the Contract.

11.4.2 Upon the request of any person or entity appearing to be a potential beneficiary of bonds covering payment of obligations arising under the Contract, the Contractor shall promptly furnish a copy of the bonds or shall permit a copy to be made.

               ARTICLE 12
UNCOVERING AND CORRECTION OF WORK

12.1 UNCOVERING OF WORK

12.1.1 If a portion of the work is covered contrary to the Architect's request or to requirements specifically expressed in the Contract Documents, it must, if required in writing by the Architect, be uncovered for the Architect's observation and be replaced at the Contractor's expense without change in the Contract Time.

12.1.2 If a portion of the Work has been covered which the Architect's has not specifically requested to observe prior to its being covered, the Architect may request to see such Work and it shall be uncovered by the Contractor. If such Work is in accordance with the Contract Documents, costs of uncovering and replacement shall, by appropriate Change Order, be charged to the Owner. If such Work is not in accordance with the Contract Documents, the Contractor shall pay such costs unless the condition was caused by the Owner or a separate contractor in which event the Owner shall be responsible for payment of such costs.

12.2 CORRECTION OF WORK

12.2.1 The Contractor shall promptly correct Work rejected by the Architect or failing to conform to the requirements of the Contract Documents, whether observed before or after Substantial Completion and whether or not fabricated, installed or completed. The Contractor shall bear costs of correcting such rejected Work, including additional testing and inspections and compensation for the Architect's services and expenses made necessary thereby.

12.2.2 If, within one year after the date of Substantial Completion of the Work or designated portion thereof, or after the date for commencement of warranties established under Subparagraph 9.9.1, or by terms of an applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Contractor shall correct it promptly after receipt of written notice from the Owner to do so unless the Owner has previously given the Contractor a written acceptance of such condition. This period of one year shall be extended with respect to portions of Work first performed after Substantial Completion by the period of time between Substantial Completion and the actual performance of the Work. This obligation under this Subparagraph 12.2.2 shall survive acceptance of the Work under the Contract and termination of the Contract. The Owner shall give such notice promptly after discovery of the condition.

12.2.3 The Contractor shall remove from the site portions of the Work which are not in accordance with the requirements of the Contract Documents and are neither corrected by the Contractor nor accepted by the Owner.

12.2.4 If the Contractor fails to correct nonconforming Work within a reasonable time, the Owner may correct it in accordance with Paragraph 2.4. If the Contractor does not proceed with correction of such nonconforming Work within a reasonable time fixed by written notice from the Architect, the Owner may remove it and store the salvable materials or equipment at the Contractor's expense. If the Contractor does not pay costs of such removal and storage within ten days after written notice, the Owner may upon ten additional days' written notice sell such materials and equipment at auction or at private sale and shall account for the proceeds thereof, after deducting costs and damages that should have been borne by the Contractor, including compensation for the Architect's services and expenses made necessary thereby. If such proceeds of sale do not cover costs which the Contractor should have borne, the Contract Sum shall be reduced by the deficiency. If payments then or thereafter due the Contractor are not sufficient to cover such amount, the Contractor shall pay the difference to the Owner.

12.2.5 The Contractor shall bear the cost of correcting destroyed or damaged construction, whether completed or partially completed, of the Owner or separate contractors caused by the Contractor's correction or removal of Work which is not in accordance with the requirements of the Contract Documents.

12.2.6 Nothing contained in this Paragraph 12.2 shall be construed to establish a period of limitation with respect to other obligations which the Contractor might have under the Contract Documents. Establishment of the time period of one year as described in Subparagraph 12.2.2 relates only to the specific obligation of the Contractor to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Contractor's liability with respect to the Contractor's obligations other than specifically to correct the Work.

12.3 ACCEPTANCE OF NONCONFORMING WORK

12.3.1 If the Owner prefers to accept Work which is not in accordance with the requirements of the Contract Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be reduced as appropriate and equitable. Such adjustment shall be effected whether or not final payment has been made.

           ARTICLE 13
MISCELLANEOUS PROVISIONS

13.1 GOVERNING LAW

13.1.1 The Contract shall be governed by the law of the place where the Project is located.

13.2 SUCCESSORS AND ASSIGNS

13.2.1 The Owner and Contractor respectively bind themselves, their partners, successors, assigns and legal representatives to the other party hereto and to partners, successors, assigns and legal representatives of such other party in respect to covenants, agreements and obligations contained in the Contract Documents. Neither party to the Contract shall assign the Contract as a whole without written consent of the other. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.

13.3 WRITTEN NOTICE

13.3.1 Written notice shall be deemed to have been duly served if delivered in person to the individual or a member of the firm or entity or to an officer of the corporation for which it was intended, or if delivered at or sent by registered or certified mail to the last business address known to the party given notice.

13.4 RIGHTS AND REMEDIES

13.4.1 Duties and obligations imposed by the Contract Documents and rights and remedies available thereunder shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law.

13.4.2 No action or failure to act by the Owner, Architect or Contractor shall constitute a waiver of a right or duty afforded them under the Contract, nor shall such action or failure to act constitute approval of or acquiescence in a breach thereunder, except as may be specifically agreed in writing.

13.5 TESTS AND INSPECTIONS

13.5.1 Tests, inspections and approvals of portions of the Work required by the Contract Documents or by laws, ordinances, rules, regulations or orders of public authorities having jurisdiction shall be made at an appropriate time, unless otherwise provided, the Contractor shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals. The Contractor shall give the Architect timely notice of when and where tests and inspections are to be made so the Architect may observe such procedures. The Owner shall bear costs of tests, inspections or approvals which do not become requirements until after bids are received or negotiations concluded.

13.5.2 If the Architect, Owner or public authorities having jurisdiction determine that portions of the Work require additional testing, inspection or approval not included under Subparagraph 13.5.l, the architect will, upon written authorization from the Owner, instruct the Contractor to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Contractor shall give timely notice to the Architect of when and where tests and inspections are to be made so the Architect may observe such procedures. The Owner shall bear such costs except as provided in Subparagraph 13.5.3.

13.5.3 If such procedures for testing, inspection or approval under Subparagraphs 13.5.1 and 13.5.2 reveal failure of the portions of the Work to comply with requirements established by the Contract Documents, the Contractor shall bear all costs made necessary by such failure including those of repeated procedures and compensation for the Architect's services and expenses.

13.5.4 Required certificates of testing, inspection or approval shall, unless otherwise required by the Contract Documents, be secured by the Contractor and promptly delivered to the Architect.

13.5.5 If the Architect is to observe tests, inspections or approvals required by the Contract Documents, the Architect will do so promptly and, where practicable, at the normal place of testing.

13.5.6 Tests or inspections conducted pursuant to the Contract Documents shall be made promptly to avoid unreasonable delay in the Work.

11.3.6 INTEREST

13.6.1 Payments due and unpaid under the Contract Documents shall bear interest from the date payment is due at such rate as the parties may agree upon in writing or, in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

13.7 COMMENCEMENT OF STATUTORY LIMITATION PERIOD

13.7.1 As between the Owner and Contractor;

         .1 Before Substantial Completion. As to acts or failures to act occurring prior to the relevant date of Substantial Completion, any, applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than such date of Substantial Completion;

         .2 Between Substantial Completion
         and Final Certificate for Payment. As
         to acts or failures to act occurring subsequent to the relevant date of Substantial

         Completion and prior to issuance of the final Certificate for Payment, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of issuance of the final Certificate for Payment; and

         .3 After Final Certificate for Payment. As to acts or failures to act occurring after the relevant date of issuance of the final Certificate for Payment, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of any act or failure to act by the Contractor pursuant to any warranty provided under Paragraph 3.5, the date of any correction of the Work or failure to correct the Work by the Contractor under Paragraph 12.2. or the date of actual commission of any other act or failure to perform any duty or obligation by the Contractor or Owner, whichever occurs last.

            ARTICLE 14
TERMINAT1ON OR SUSPENSION OF THE CONTRACT

14.1 TERMINATION BY THE CONTRACTOR

14.1.1 The Contractor may terminate the Contract if the Work is stopped for a period of 30 days through no act or fault of the Contractor or a Subcontractor, sub-subcontractor or their agents or employees or any other persons performing portions of the Work under contract with the Contractor, for any of the following reasons:

         .1 issuance of an order of a court or other public authority having j urisdiction;

         .2 an act of government, such as a declaration of national emergency, making material unavailable;

         .3 because the Architect has not issued a Certificate for Payment and has not notified the Contractor of the reason for withholding certification as provided in Subparagraph 9.4.1. or because the Owner has not made payment on a Certificate for Payment within the time stated in the Contract Documents;

         .4 if repeated suspensions, delays or interruptions by the Owner as described in Paragraph 14.3 constitute in the aggregate more than 100 percent of the total number of days scheduled for completion, or 120 days in any 365-day period, whichever is less; or

         .5 the Owner has failed to furnish to the Contractor promptly, upon the Contractor's request, reasonable evidence as required by Subparagraph 2.2.1.

14.1.2 If one of the above reasons exists, the Contractor may, upon seven additional days' written notice to the Owner and Architect, terminate the Contract and recover from the Owner payment for Work executed and for proven loss with respect to materials, equipment, tools, and construction equipment and machinery, including reasonable overhead, profit and damages.

14.1.3 if the Work is stopped for a period of 60 days through no act or fault of the Contractor or a Subcontractor or their agents or employees or any other persons performing portions of the Work under contract with the Contractor because the Owner has persistently failed to fulfill the Owner's obligations under the Contract Documents with respect to matters important to the progress of the Work, the Contractor may upon seven additional days' written notice to the Owner and the Architect, terminate the Contract and recover from the Owner as provided in Subparagraph 14.1.2.

14.2 TERMINATION BY THE OWNER FOR CAUSE

14.2.1 The Owner may terminate the Contract if the Contractor:

         .1 persistently or repeatedly refuses or fails to supply enough properly skilled workers or proper materials;

         .2 fails to make payment to Subcontractors for materials or labor in accordance with the respective agrements between the Contractor and the Subcontractors;

         .3 persistently disregards laws, ordinances, or rules, regulations or orders of a public authority having jurisdiction; or

         .4 otherwise is guilty of substantial breach of a provision of the Contract Documents.

14.2.2 When any of the above reasons exist, the Owner, upon certification by the Architect that sufficient cause exists to justify such action, may without prejudice to any other rights or remedies of the Owner and after giving the Contractor and the Contractor's surety, if any, seven days' written notice, terminate employment of the Contractor and may, subject to any prior rights of the surety;

         .1 take possession of the site and of all materials, equipment, tools, and equipment and machinery thereon owned by the Contractor;

         .2 accept assignment of subcontracts
         pursuant to Paragraph 5.4; and

         .3 finish the Work by whatever reasonable method the Owner may deem expedient.

14.2.3 When the Owner terminates the Contract for one of the reasons stated in Subparagraph 14.2.1. the Contractor shall not be entitled to receive further payment until the Work is finished.

14.2.4 If the unpaid balance of the Contract Sum exceeds costs of finishing the Work, including compensation for the Architect's services and expenses made necessary thereby, such excess shall be paid to the Contractor. If such costs exceed the unpaid balance, the Contractor shall pay the difference to the Owner. The amount to be paid to the Contractor or Owner, as the case may be, shall be certified by the Architect, upon application, and this obligation for payment shall survive termination of the Contract.

14.3 SUSPENSION BY THE OWNER FOR CONVENIENCE

14.3.1 The Owner may, without cause, order the Contractor in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as the Owner may determine.

14.3.2 An adjustment shall be made for increases in the cost of performance of the Contract, including profit on the increased cost of performance, caused by suspension, delay or interruption. No adjustment shall be made to the extent;

         .1 that performance is, was or would have been so suspended, delayed or interrupted another cause for which the Contractor is responsible; or

         .2 that an equitable adjustment is made or denied under another provision of this Contract.

14.3.3 Adjustments made in the cost of performance may have a mutually agreed faxed or percentage fee.